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Exhibit 10.18

        MASTER REPURCHASE AND SECURITIES CONTRACT

ACRC LENDER W LLC
as Seller

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Buyer

Dated as of December 14, 2011

i

        THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of December 14, 2011 (this "Agreement"), is made by and between ACRC LENDER W LLC, a Delaware limited liability company ("Seller") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, "Buyer"). Seller and Buyer (each a "Party") hereby agree as follows:

ARTICLE 1

APPLICABILITY

        Section 1.01    Applicability.    Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to Seller and Seller to repurchase such Assets in a repurchase transaction at a date not later than the Facility Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

        "Accelerated Repurchase Date":    Defined in Section 10.02.

        "Accepted Servicing Practices":    With respect to any Purchased Asset, the commercial mortgage servicing practices of prudent financial or mortgage lending institutions that service assets of the same Class as such Purchased Asset in the jurisdiction where the related Underlying Mortgaged Property is located.

        "Account Control Agreement":    A bank account control agreement in favor of Buyer with respect to any bank account related to a Purchased Asset, in form and substance of the attached Exhibit G hereto.

        "Actual Knowledge":    With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the knowledge of such Person and each of its employees, officers, directors and agents.

        "Affiliate":    With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

        "Affiliated Hedge Counterparty":    Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with Seller.

        "Alternative Rate":    A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

        "Anti-Terrorism Laws":    Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

        "Applicable Percentage":    The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

        "Appraisal":    A FIRREA-compliant appraisal addressed to and reasonably satisfactory to Buyer of the related Underlying Mortgaged Property from an Independent Appraiser.

        "Approved Representation Exception":    Any Representation Exceptions furnished by Seller to Buyer and approved by Buyer in its discretion prior to the related Purchase Date.

        "Asset":    Any Whole Loan or Senior Interest, the Underlying Mortgaged Property for which is included in the categories for Types of Mortgaged Property, but excluding any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a special purpose entity organized to issue collateralized debt or loan obligations.

        "Bailee":    With respect to any Transaction involving a Wet Mortgage Asset, (i) a national title insurance company or nationally-recognized real estate counsel acceptable to Buyer or (ii) any other entity approved by Buyer, in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.

        "Bailee Agreement":    The meaning set forth in the Custodial Agreement, which definition is incorporated by reference herein.

        "Bankruptcy Code":    Title 11 of the United States Code, as amended.

        "Blank Assignment Documents":    Defined in Section 6.02(j).

        "Book Value":    For each Purchased Asset as of any date, an amount, as certified by Seller in the related Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) the price that Seller initially paid or advanced in respect thereof plus any additional amounts advanced by Seller minus Principal Payments received by Seller and as further reduced by losses realized and write-downs taken by Seller.

        "Business Day":    Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota, California, Illinois or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term "Business Day" is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

        "Buyer":    Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, and also in its capacity as counterparty to any Interest Rate Protection Agreement.

        "Capital Lease Obligations":    With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

        "Capital Stock":    Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

        "Change of Control":    The occurrence of any of the following events: (a) prior to an internalization of management by Guarantor, Manager is no longer the manager of Guarantor (or, Substitute Guarantor, after the occurrence of the Substitute Guarantor Event), or if the existing management agreement between Manager and Guarantor (or the replacement management agreement between Manager and Substitute Guarantor, if any, executed immediately after the Substitute Guarantor Event) is modified without the prior written consent of Buyer, (b) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, of thirty-five percent (35%) or more; (c) change in Control of Guarantor from the Person or Persons who are directly or indirectly Controlling Guarantor on the date hereof other than a Substitute Guarantor Event; (d) Guarantor shall cease to own and control, of record and beneficially, directly or indirectly one-hundred percent (100%) of the outstanding Capital Stock of Seller, or (e) Manager shall cease to be one-hundred percent (100%) owned and controlled, of record and beneficially, by Ares Management LLC or one or more of its Affiliates.

        "Class":    With respect to an Asset, such Asset's classification as one of the following: Whole Loan or Senior Interest.

        "Closing Certificate":    A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Seller.

        "Closing Date":    December 14, 2011.

        "Code":    The Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.

        "Collection Account":    Any account established by Interim Servicer in connection with the servicing of any Asset or Purchased Asset.

        "Compliance Certificate":    A true and correct certificate in the form of Exhibit E, executed by a Responsible Officer of Seller.

        "Confirmation":    A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01.

        "Contingent Liabilities":    With respect to any Person as of any date, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of "off-balance sheet arrangements" (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person's financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. "Off-Balance Sheet Rules" means the Disclosure in Management's Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

        "Contractual Obligation":    With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

        "Control":    With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling," "Controlled" and "under common Control" have correlative meanings.

        "Controlled Account Agreement":    A control agreement with respect to the Waterfall Account, dated as of the date of this Agreement, among Seller, Buyer and Waterfall Account Bank.

        "Core Asset":    All Purchased Assets that as of the Purchase Date therefor, consist either of eligible Whole Loans or eligible Senior Interests.

        "Credit Event":    The determination by Buyer, in its commercially reasonable judgment, that any of the following events or any similar event, occurrence or condition has occurred: (i) an Insolvency Event with respect to any Underlying Obligor, (ii) any material non-monetary or monetary event of default under the terms of any Purchased Asset after giving effect to any applicable notice, grace or cure periods, (iii) failure of a Purchased Asset to qualify as an Eligible Asset, (iv) the deterioration in value of any Mortgaged Property relating to any Purchased Asset (other than due to fluctuations in current interest rates and spreads) such that the PPV Test with respect to any Purchased Asset is violated, (v) any drop in the net operating income or cash flow of any Purchased Asset or the Mortgaged Property related thereto such that (A) the Debt Yield Test is violated and (B) a Margin Deficit with respect to any Purchased Asset exists in an amount greater than $500,000, (vi) the loss of any security interest (or the priority thereof) under this Agreement or any documents executed in connection with this Agreement, or any document executed in connection with any Underlying Mortgage Loan, (vii) any Transaction fails to qualify for safe harbor treatment under the Bankruptcy Code, as described in Article 14 of this Agreement, (viii) Seller fails to deliver the Mortgage Loan File to the Custodian within the applicable time periods provided in the Custodial Agreement, subject to any applicable cure periods set forth therein, and (ix) any material breach of a representation or warranty with respect to any Purchased Asset occurs and is not cured within the applicable cure periods set forth in the documents executed in connection with the applicable Underlying Mortgaged Property (x) any statement, affirmation or certification made or information, document, agreement, report or notice delivered by Seller to Buyer is untrue in any material respect, and (xi) Buyer determines that a Material Adverse Effect has occurred or that such Purchased Asset is otherwise unlikely to be collectible on a timely basis.

        "Current Mark-to-Market Value":    For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date as determined by Buyer in its good faith judgment, taking into account such criteria as and to the extent that Buyer deems appropriate, including as appropriate, market conditions, credit quality, subordination, delinquency status and aging and any amounts owing to Buyer or a Hedge Counterparty under any related Interest Rate Protection Agreement, which market value, in each case, may be determined to be zero; provided that the Current Mark-to-Market Value of any Purchased Asset that ceases to be an Eligible Asset shall be deemed to be zero.

        "Custodial Agreement":    The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian.

        "Custodian":    Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

        "Debt Yield":    With respect to (a) any Purchased Asset for any relevant time period, the percentage equivalent of the quotient obtained by dividing (i) the annualized underwritten net cash flow for such period, as determined by Buyer, from the mortgaged properties securing such Purchased Asset, by (ii) the Purchase Price of such Purchased Asset as of the last day of such time period and (b) all Purchased Assets for any relevant time period, the percentage equivalent of the quotient obtained by dividing (i) the annualized underwritten net cash flow for such period, as determined by Buyer, from the mortgaged properties securing all Purchased Assets owned by Buyer at such time, by (ii) the Repurchase Price of all Purchased Assets owned by the Buyer at such time, as of the last day of such time period; provided, however, that Buyer shall calculate the Debt Yield with respect to Seller in a manner consistent with other similar calculations with respect to counterparties that are also lenders and/or obligors under commercial real estate loans for which Buyer or its Affiliates is providing capital under agreements that are similar to this Agreement.

        "Debt Yield Test":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Default":    Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

        "Default Rate":    As of any date, the Prime Rate in effect on such date plus three and one-half percent (3.50%).

        "Defaulted Asset":    Any Asset or Purchased Asset, as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Mortgage Loan Documents, (b) for which there is a Representation Breach with respect to such Asset or Purchased Asset, other than an Approved Representation Exception, (c) for which there is a monetary default or a material non-monetary default under the related Mortgage Loan Documents beyond any applicable notice or cure period, (d) as to whose Underlying Obligor an Insolvency Event has occurred, or (e) for which Seller or Interim Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Underlying Mortgaged Property.

        "Derivatives Contract":    Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

        "Derivatives Termination Value":    With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

        "Dollars" and "$":    Lawful money of the United States of America.

        "Early Repurchase Date":    Defined in Section 3.04.

        "EBITDA":    With respect to any Person and for any Test Period, an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains and losses and unrealized loan loss reserves and other impairments associated with owned real estate, plus (b) such Person's proportionate share of Net Income (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person) of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

        "Eligible Asset":    An Asset:

          (a)   that has been approved as a Purchased Asset by Buyer;

          (b)   with respect to which no Representation Breach exists unless each such breach is specifically set forth as a specific exemption in the related Conformation and approved in advance by Buyer;

          (c)   that is not a Defaulted Asset;

          (d)   with respect to which there are no future funding obligations other than in respect of which Seller has agreed to fund solely or as specifically approved in advance by Buyer in the related Confirmation;

          (e)   that has an LTV Ratio that is less than or equal to eighty percent (80%) for Non-Hotel Core Assets and seventy percent (70%) for Hotel Core Assets. Notwithstanding the foregoing, the LTV Ratio may be up to eighty-five percent (85%) if the related Applicable Percentage does not exceed seventy-five percent (75%) for Non-Hotel Core Assets, and seventy percent (70%) for Hotel Core Assets;

          (f)    in the case of any Core Asset whose Underlying Mortgaged Property is not a hotel, unless (ii) Buyer has received a copy of the franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and a comfort letter from the franchisor running to the benefit of successors and assigns of the lender, (iii) the hotel is managed by a third party manager under a management agreement and subordination of management agreement, all of which are acceptable to Buyer;

          (g)   in the case any Flex Asset, whose Underlying Mortgaged Property is not a hotel;

          (h)   whose Underlying Mortgaged Property is located in the United States, whose Underlying Obligors are domiciled in the United States, and all obligations thereunder and under the Underlying Loan Documents are denominated and payable in Dollars;

          (i)    whose Underlying Obligors are not Sanctioned Entities;

          (j)    that does not involve an Equity Interest by Seller, Guarantor or any Affiliate of Seller or Guarantor that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by Seller, Guarantor or any Affiliate of Seller or Guarantor with respect to such Asset whether or not it satisfies either of the preceding clauses (i) or (ii);

          (k)   that is secured by a perfected, first priority (subject to Permitted Liens) security interest on a "stabilized" or "light transitional" office, retail, self-storage, student housing, industrial, other commercial or multi-family property;

          (l)    that, if purchased by Buyer, would not cause Seller to violate any Sub-Limit; and

          (m)  for which each of the conditions precedent set forth in Section 6.02 have been satisfied;

provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

        "Eligible Assignee":    Any of the following Persons designated by Buyer for purposes of Section 18.08(c): (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, except, so long as no Event of Default has occurred and is continuing, in the case of competitors or potential competitors of Seller listed on Exhibit I hereto, and shall not be required at any time when an Event of Default exists.

        "Environmental Laws":    Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

        "Equity Interests":    With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

        "ERISA":    The Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate":    Any person (as defined in Section 3(g) of ERISA which, together with Seller would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

        "Event of Default":    Defined in Section 10.01.

        "Exempted Transactions":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Exit Fee":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Extended Facility Termination Date":    Defined in Section 3.06.

        "Extension Fee":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Facility Termination Date":    The earliest of (a) the Initial Facility Termination Date, as such date may be extended pursuant to Section 3.06(a), (b) any Accelerated Repurchase Date, and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.

        "Fee Letter":    The fee and pricing letter, dated as of the date hereof, between Buyer and Seller.

        "Flex Assets":    All Purchased Assets that, as of the related Purchase Date, otherwise meet all of the criteria to qualify as eligible Whole Loans or eligible Senior Interests, except that they are directly or indirectly secured by Liens on Underlying Mortgaged Properties, which as of the Purchase Date therefor, either (a) generate a Debt Yield that is lower than the minimum Debt Yield permitted for Core Assets of the applicable type for the applicable period, as set forth in the Fee Letter or (b) generate a PPV Ratio that is greater than the maximum PPV Ratio permitted for Core Assets of the applicable type for the applicable period, as set forth in the Fee Letter but, in each case, which Purchased Asset at least satisfies the minimum Debt Yield and maximum PPV Ratio applicable to Flex Assets for the applicable period.

        "Funding Period":    The period from the Closing Date to and including the Facility Termination Date.

        "GAAP":    Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

        "General Repo Account":    The bank account of Buyer described on Schedule 2 hereto.

        "Governing Documents":    With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

        "Governmental Authority":    Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

        "Ground Lease":    A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of twenty (20) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee's interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

        "Guarantee Agreement":    A Guarantee Agreement made by Guarantor in favor of Buyer.

        "Guarantee Obligation":    With respect to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing Person or (b) another Person (including any bank under any letter of credit) for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum anticipated liability in respect thereof as reasonably determined by such Person.

        "Guarantor":    ACRC Holdings LLC, a Delaware limited liability company or, after a Substitute Guarantor Event, the Substitute Guarantor, so long as (i) such Substitute Guarantor executes a replacement Guarantee Agreement, with such additional and/or modified financial covenants as required by Buyer, and (ii) Seller and Buyer amend the relevant provisions of this Agreement in a manner acceptable to Buyer.

        "Hedge Counterparty":    Either (a) an Affiliated Hedge Counterparty, or (b) or any other counterparty, approved by Buyer, to any Interest Rate Protection Agreement with Seller, in either case which agreement contains a consent satisfactory to Buyer to the collateral assignment to Buyer of the rights (but none of the obligations) of Seller thereunder.

        "Hedge Required Asset":    A Purchased Asset that has a fixed rate of interest or return.

        "Hotel Core Assets":    All Core Assets that are secured by Underlying Mortgaged Properties consisting primarily of hotel properties.

        "Income":    With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset): (a) all Principal Payments, (b) all Interest Payments, (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds, and (d) all payments received from Hedge Counterparties pursuant to Interest Rate Protection Agreements related to such Purchased Asset; provided, that any amounts that under the applicable Mortgage Loan Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term "Income" unless and until (i) an event of default exists under such Mortgage Loan Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Mortgage Loan Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Mortgage Loan Documents.

        "Indebtedness":    With respect to any Person and any date, all of the following with respect to such Person as of such date, without duplication: (a) all then outstanding indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) obligations, whether or not for money borrowed, incurred in connection with the issuance of preferred equity or trust preferred securities, (c) any other then outstanding indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capital Lease Obligations, (e) all then outstanding obligations of such Person in respect of letters of credit other than standby letters of credit, acceptances or similar instruments issued or created for the account of such Person, (f) all then outstanding liabilities secured by any Lien on any property owned by such Person, other than standby letters of credit, even though such Person has not assumed or otherwise become liable for the payment thereof, (g) Off-Balance Sheet Obligations, (h) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any obligation that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (i) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (j) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (k) all Contingent Liabilities, (l) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise, and (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise).

        "Indemnified Amount":    Defined in Section 13.01.

        "Indemnified Person":    Defined in Section 13.01.

        "Independent Appraiser":    An independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Underlying Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type.

        "Initial Facility Termination Date":    December 14, 2014.

        "Initial Purchased Assets":    Purchased Assets acquired prior to satisfaction of the Ramp-Up Threshold, excluding the first $15,000,000 of Purchased Assets (by Market Value).

        "Insolvency Action":    With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

        "Insolvency Event":    With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing; provided that, for purposes of this clause (h), the mere request or receipt of advice from advisors shall not constitute the taking of action in furtherance of any of the foregoing.

        "Insolvency Laws":    The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

        "Insolvency Proceeding":    Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

        "Interest Expense":    With respect to any Person and for any Test Period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan and the amortization of financing costs), plus such Person's proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

        "Interest Payments":    With respect to any Purchased Asset, all payments of interest, income, receipts and dividends received from time to time in connection with any such Purchased Asset.

        "Interest Rate Protection Agreement":    With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies, in each case with a Hedge Counterparty and that is acceptable to Buyer. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of "Purchased Asset" and "Repurchase Document."

        "Interim Servicer":    Ares Commercial Real Estate Servicer LLC.

        "Interim Servicer Event of Default":    With respect to Interim Servicer, (a) any default or event of default (however defined) under the Servicing Agreement among Seller, Interim Servicer and Buyer, or (b) any failure of Interim Servicer to be rated by a Rating Agency as an approved servicer of commercial mortgage loans

        "Internal Control Event":    Fraud that involves management or other employees who have a significant role in the internal controls of Seller, Guarantor or any Specified Affiliate over financial reporting.

        "Investment":    With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person, which commitment or opinion is able to be exercised prior to the current Facilities Termination Date, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

        "Investment Company Act":    The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

        "Irrevocable Redirection Notice":    A notice in the form of Exhibit H, sent by Seller or by Interim Servicer on Seller's behalf directing the remittance of Income with respect to a Purchased Asset to the Collection Account or Waterfall Account, as applicable, and executed by the Interim Servicer with respect to such Purchased Asset.

        "Knowledge":    With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

        "LIBOR":    For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100000 of 1%) for deposits in Dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Pricing Rate Reset Date for such Pricing Period. If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Pricing Rate Reset Date, Buyer shall request the principal London office of the Reference Banks selected by Buyer to provide such banks' offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Reset Date for amounts of not less than the aggregate Repurchase Price of all Purchased Assets. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such banks' rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Reset Date for amounts of not less than the aggregate Repurchase Price of all Purchased Assets. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

        "LIBO Rate":    For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100000 of 1%) determined for such Pricing Period in accordance with the following formula:

LIBOR for such Pricing Period 1 - Reserve Requirement

        "Lien":    Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person's assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

        "Liquidity":    With respect to Guarantor and any date, the amount of cash or cash equivalents (as each term is defined in GAAP) held by Guarantor, plus all uncalled capital commitments payable upon the unconditional demand of Guarantor by all creditworthy Affiliates of, or investors in, Guarantor.

        "LTV Ratio":    For each Purchased Asset, the ratio of (a) the total amount then-currently due and owing in connection with the related underlying Whole Loan to (b) the then-current "as-is" market value of the Underlying Mortgaged Property securing such Whole Loan, as such market value is set forth in an Appraisal.

        "Manager":    Ares Commercial Real Estate Management LLC.

        "Margin Call":    Defined in Section 4.01.

        "Margin Deficit":    Defined in Section 4.01.

        "Margin Percentage":    For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage used to calculate the Purchase Price on the related Purchase Date.

        "Market Value":    For any Purchased Asset as of any date, the lower of the Current Mark-to-Market Value and Book Value for such Purchased Asset as determined by Buyer in its commercially reasonable discretion; provided, that Buyer may set the Market Value to zero for any Purchased Asset with respect to which:

          (a)   the requirements of the definition of Eligible Asset are not satisfied, as determined by Buyer;

          (b)   a Representation Breach exists, as determined by Buyer;

          (c)   any Retained Interest, funding obligation or any other obligation of any kind has been transferred to Buyer;

          (d)   Seller fails to repurchase such Purchased Asset by the Repurchase Date therefor;

          (e)   an Insolvency Event has occurred with respect to any co-participant or other Person having an interest in such Purchased Asset;

          (f)    all Mortgage Loan Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

          (g)   any material Mortgage Loan Document has been released from the possession of Custodian under the Custodial Agreement to Seller for more than ten (10) days, except as contemplated by the Custodial Agreement;

          (h)   there is a violation of any applicable Sub-Limit;

          (i)    Seller fails to deliver any reports required hereunder within the applicable time periods after giving effect to any applicable grace or cure periods set forth herein, where such failure adversely affects the Market Value thereof or Buyer's ability to determine Market Value therefor; or

          (j)    for each Purchased Asset originally acquired by Seller, from a Transferor, either (i) the original transfer to Seller is or may be voidable or subject to avoidance under the Bankruptcy Code, or (ii) any of the material representations and warranties made by such Transferor to Seller in the related Purchase Agreement are breached.

        "Material Adverse Effect":    A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of Seller or Guarantor, (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Mortgage Loan Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Mortgage Loan Documents or Purchased Asset, (e) the Current Mark-to-Market Value, rating (if applicable), liquidity or other aspect of a material portion of the Purchased Assets, as determined by Buyer, or (f) the perfection or priority of any Lien granted under any Repurchase Document or Mortgage Loan Document.

        "Material Facility Default":    Any monetary Default, any material non-monetary Default or any Event of Default.

        "Material Modification":    Any material extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or any other action, direction or decision that could adversely affect the value or collectability of any amounts due with respect to the Purchased Assets, as determined by Buyer. Notwithstanding the foregoing, so long as no Material Facility Default or Event of Default has occurred, Seller (or Servicer, on its behalf) shall have the right without the consent of Buyer in each instance to enter into any amendment, deferral, extension, modification, increase, decrease, renewal, replacement, consolidation, supplement or waiver of, or to exercise any rights of a holder under (collectively, a "Loan Modification"), the Mortgage Loan Documents and such Loan Modification shall not constitute a Material Modification provided that the same does not:

          (a)   decrease the interest rate or principal amount of any Purchased Asset (except in the case of either required future advances or permitted protective advances) or defer or forebear from collecting any principal or interest (other than with respect to either a required future advance or a permitted protective advance);

          (b)   change in any other material respect any monetary obligations of any Underlying Obligor under the Mortgage Loan Documents in any manner that could be adverse to the interests of Buyer;

          (c)   extend the scheduled maturity date or extended maturity date (except to the extent extended in accordance with the terms and provisions of the Mortgage Loan Documents) of the Purchased Asset (except that Seller may permit an Underlying Obligor to exercise any extension options in accordance with the terms and provisions of the Mortgage Loan Documents);

          (d)   convert or exchange a Purchased Asset into or for any other indebtedness or subordinate any of the Purchased Asset to any indebtedness of any Underlying Obligor;

          (e)   amend, modify or waive the provisions limiting transfers of interests in the Underlying Obligor or the Underlying Mortgaged Property;

          (f)    amend, modify or waive in any material respect the terms and provisions of any cash management agreement or other Mortgage Loan Document with respect to the manner, timing and method of the application of payments under the Mortgage Loan Documents;

          (g)   cross default the Purchased Asset with any other indebtedness of any Underlying Obligor;

          (h)   obtain any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the Underlying Mortgaged Property (or other similar equity participation);

          (i)    amend, modify or waive any default provision, including, the definition of "Default", "Event of Default" or similar defined term in the Mortgage Loan Documents;

          (j)    amend, modify or waive any notice or cure periods provided in the Mortgage Loan Documents, provided, however, with respect to each Purchased Asset, Seller (or Servicer on its behalf) may waive (but not amend or modify) on a one-time basis during the related loan term (including any extensions thereof) for each Purchased Asset a nonmonetary notice and cure period provided that any applicable notice or cure period shall not be extended more than thirty (30) calendar days;

          (k)   materially amend, modify or waive any insurance requirements under the Mortgage Loan Documents (including, without limitation, any deductibles, limits or qualifications of insurers) or any material casualty or condemnation provisions;

          (l)    change the flag on an existing hotel;

          (m)  unless the related manager is in default, remove the current manager of an existing hotel (provided that Buyer's consent to any replacement manager is required);

          (n)   forgive any debt of any Underlying Obligor;

          (o)   release or substitute any collateral except as provided in the Mortgage Loan Documents;

          (p)   consent to the placement of any Lien, encumbrance or easement on the Underlying Mortgaged Property or any Lien or encumbrance on the Equity Interests in any Underlying Obligor (in each case, to the extent not expressly permitted by the Mortgage Loan Documents);

          (q)   amend, modify or waive provisions in the Mortgage Loan Documents restricting the Underlying Obligor, any guarantor or any equity owners of any of the foregoing from incurring additional Indebtedness (in each case, to the extent not expressly permitted by the Mortgage Loan Documents); or

          (r)   permit any loan assumption or release or substitute any Underlying Obligor, guarantor or indemnitor of the Mortgage Loan Documents, except as provided in the Mortgage Loan Documents; provided, however, nothing in the foregoing shall imply a right of consent by Buyer, prior to the existence of a Material Facility Default or Event of Default, with respect to waivers of any non-material, non-monetary default under any Mortgage Loan Documents.

        "Materials of Environmental Concern":    Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

        "Maximum Amount":    $75,000,000, which shall not be reduced upon the repurchase of any Purchased Assets; provided, that on and after the Facility Termination Date, the Maximum Amount on any date shall be the aggregate Purchase Price outstanding for all Transactions as of such date, as such amount declines over the term hereof as Purchased Assets are repurchased and Margin Deficits are satisfied.

        "Maximum Applicable Percentage":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Moody's":    Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

        "Mortgage":    Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

        "Mortgage Asset File":    The meaning set forth in the Custodial Agreement, which definition is incorporated by reference herein.

        "Mortgage Loan Documents":    With respect to any Purchased Asset, those documents executed in connection with, evidencing or governing such Purchased Asset and the related Underlying Mortgaged Property and which are required to be delivered to Custodian under the Custodial Agreement.

        "Mortgage Note":    The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

        "Mortgaged Property":    The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Senior Interest Note or a Mortgage Note.

        "Mortgagee":    The record holder of a Mortgage Note secured by a Mortgage.

        "Mortgagor":    The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

        "Multiemployer Plan":    Any employee benefit plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Seller or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

        "Net Cash Flow":    With respect to any Purchased Asset and for any period, the net cash flow of such Purchased Asset for such period as underwritten by Buyer.

        "Net Income":    With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

        "Non-Hotel Core Assets":    All Core Assets other than Hotel Core Assets.

        "Non-Recourse Indebtedness":    With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

        "Non-Utilization Fee":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Off-Balance Sheet Obligations":    With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

        "Partially Repaid Purchased Asset":    Defined in Section 3.07(a).

        "Partial Payment Amount":    Defined in Section 3.07(a).

        "Participant":    Defined in Section 18.08(b).

        "Patriot Act":    The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

        "PBGC":    The Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

        "Permitted Liens":    Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen's, mechanics', carriers', workmen's, repairmen's and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days or that are being contested in good faith and for which an adequate cash bond has been maintained, (c) Liens granted pursuant to or by the Repurchase Documents and (d) Liens against Seller in an aggregate amount not to exceed $500,000.

        "Person":    An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

        "Plan":    An employee benefit plan as defined in Section 3(3) of ERISA which is established, maintained or contributed to by Seller or an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Section 412 of the Code or Title IV of ERISA which is established, maintained or contributed to by Seller or any ERISA Affiliate or to which Seller or any ERISA Affiliate may have any liability, contingent or otherwise.

        "Pledge and Security Agreement":    The Pledge and Security Agreement, dated as of the date hereof, between Buyer and Pledgor, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

        "Pledged Collateral":    The meaning set forth in the Pledge and Security Agreement, which definition is incorporated by reference herein.

        "Pledgor":    ACRC Lender LLC, a Delaware limited liability company, together with its successors and permitted assigns.

        "PPV Ratio":    For each Purchased Asset, the ratio of the Purchase Price to the market value (as determined by Buyer) of the Underlying Mortgaged Property securing the related Purchased Asset, as determined by Buyer. In determining the PPV Ratio at (i) the time of an initial asset approval and funding and (ii) in connection with the determination at any time after the Purchase Date therefor, of whether a Flex Asset may be recharacterized from as a Core Asset, Buyer will use the "As Is" value from an Appraisal at sole cost of Seller. All other determinations of the PPV Ratio hereunder shall be based upon Buyer's determination in its commercially reasonable discretion of the market value of the Underlying Mortgaged Property; provided, however, that Buyer shall calculate the PPV Ratio with respect to Seller in a manner consistent with other similar calculations with respect to counterparties that are also lenders and/or obligors under commercial real estate loans for which Buyer or its Affiliates is providing capital under agreements that are similar to this Agreement.

        "PPV Test":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Price Differential":    For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the Purchase Price for such Purchased Asset, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

        "Pricing Margin":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Pricing Period":    For any Purchased Asset, (a) in the case of the first Remittance Date, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.

        "Pricing Rate":    For any Pricing Period, the LIBO Rate for such Pricing Period (as such LIBO Rate changes on each Pricing Rate Reset Date) plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default exists, the Pricing Rate shall be the Default Rate.

        "Pricing Rate Reset Date":    (a) In the case of the first Pricing Period for any Purchased Asset, the Purchase Date for such Purchased Asset, and (b) in the case of any subsequent Pricing Period, the date that is two (2) Business Days immediately preceding the first day of each calendar month, or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer's decision to reset the Pricing Rate on any date.

        "Prime Rate":    An annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

        "Principal Payments":    For any Purchased Asset, all payments and prepayments of principal received and applied as principal toward the Purchase Price for such Purchased Asset, including, without limitation, insurance and condemnation proceeds and recoveries from liquidation or foreclosure.

        "Purchase Agreement":    Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder, which Purchase Agreement shall contain a grant of a security interest in favor of Seller and authorize the filing of UCC financing statements against the Transferor with respect to such Asset.

        "Purchase Date":    For any Purchased Asset, the date on which such Purchased Asset is transferred by Seller to Buyer.

        "Purchase Price":    For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (ii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fifth of Section 5.02, and (iii) reduced by any payments made by Seller in reduction of the outstanding Purchase Price.

        "Purchased Assets":    (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller's right, title and interest in and to (i) Mortgage Loan Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit or credited to the Waterfall Account and the Waterfall Account itself, (viii) collection, escrow, reserve, collateral or lock-box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller's or the holder's interest therein, (ix) Income paid or payable in connection with such Asset during the time such Asset is subject to a Transaction, until such Asset is repurchased by Seller hereunder, (x) amounts and property from time to time on deposit in the Collection Accounts, together with the Collection Accounts themselves, (xi) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xii) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xiii) Interest Rate Protection Agreements relating to such Assets, and (xiv) all supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer and the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiv).

        "Ramp-Up Threshold":    A threshold that will be satisfied when Buyer determines, based on its allocation in its discretion to individual Purchased Assets of the aggregate Purchase Prices for all Purchased Assets then owned by the Buyer, that the Maximum Applicable Percentage, Minimum Debt Yield and Maximum PPV requirements as set forth in the applicable columns in the Fee Letter are all in compliance for each such Purchased Asset and that the Sub-Limits are satisfied.

        "Rating Agencies":    Each of Fitch, Inc., Moody's and S&P.

        "Reference Banks":    Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank PLC and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

        "REIT":    A Person qualifying as a "real estate investment trust," as defined in Section 856(a) of the Code.

        "Release":    Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property, except Materials of Environmental Concern used and managed in ordinary commercial activities in compliance with applicable laws and best practices, such as copier ink and dry cleaning chemicals, where such usage and management does not result in harm to the environment or human health and does not result in liability for investigation or other remediation pursuant to applicable law.

        "Remedial Work":    Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

        "Remittance Date":    The 18th day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Seller and Buyer.

        "Reportable Event":    Any event set forth in Section 4043(c) of ERISA, other than an event as to which the notice period is waived under Pension Benefit Guaranty Commission Reg. §4043.

        "Representation Breach":    Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person, other than an Approved Representation Exception.

        "Representation Exceptions":    A written list prepared by Seller specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) which are not satisfied with respect to an Asset or Purchased Asset.

        "Repurchase Date":    For any Purchased Asset, the earliest of (a) the Facility Termination Date, (b) any Early Repurchase Date therefor, and (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation.

        "Repurchase Documents":    Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Account Control Agreement, all Interest Rate Protection Agreements, the Pledge and Security Agreement, the Guarantee Agreement, the Servicing Agreement, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

        "Repurchase Obligations":    All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents (for the avoidance of doubt, including all Interest Rate Protection Agreements with Affiliated Hedge Counterparties), whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against Seller or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

        "Repurchase Price":    For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts due and payable as of such date by Seller to Buyer under this Agreement or any Repurchase Document, (d) any accrued and unpaid fees and expenses and indemnity amounts and any other amounts owed by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement or any Repurchase Document and (e) the Exit Fee, if any, applicable to such Purchased Asset on any Early Repurchase Date.

        "Requirements of Law":    With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

        "Reserve Requirement":    For any Pricing Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board of Governors) maintained by Buyer.

        "Responsible Officer":    With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person's Governing Documents.

        "Retained Interest":    (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits, except to the extent otherwise specified in the related Confirmation.

        "S&P":    Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor's Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

        "Sanctioned Entity":    (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that (in the case of the preceding clauses (a), (b), (c) and this clause (d)) is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

        "Seller":    The Seller named in the preamble of this Agreement.

        "Senior Interest":    An "A note" in an "A/B structure" in a performing commercial real estate loan.

        "Senior Interest Documents":    For any Senior Interest, the Senior Interest Note together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest.

        "Senior Interest Note":    The original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest.

        "Servicing Agreement":    An agreement entered into by Buyer (if applicable), Seller and Interim Servicer for the servicing of the Purchased Assets, acceptable to Buyer.

        "Servicing File":    With respect to any Purchased Asset, the file retained and maintained by Seller or Interim Servicer including the originals or copies of all Mortgage Loan Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, Appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or the Interim Servicer for and on behalf of Buyer.

        "Servicing Rights":    All right, title and interest of Seller, Guarantor or any Affiliate of Seller or Guarantor in and to any and all of the following: (a) rights to service and collect and make all decisions with respect to the Purchased Assets, (b) amounts received by Seller or any other Person for servicing the Purchased Assets, (c) late fees, penalties or similar payments with respect to the Purchased Assets, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Purchased Assets, and rights of Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets, and (g) accounts and other rights to payment related to the Purchased Assets.

        "Single Employer Plan":    Any Plan that is not a Multiemployer Plan.

        "Solvent":    With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 91(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets and property would constitute unreasonably small capital.

        "Specified Affiliate":    Interim Servicer, ACRC Lender C LLC, and Pledgor.

        "Structuring Fee":    The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

        "Sub-Limit":    The composition of Purchased Assets transferred to Buyer shall at all times meet the following sublimit caps, and no Market Value shall be ascribed to any Purchased Assets:

          (a)   to the extent that the Market Value ascribed to Flex Purchased Assets would exceed fifty percent (50%) of the Maximum Amount;

          (b)   to the extent that the Market Value ascribed to any one Purchased Asset would exceed twenty-five percent (25%) of the Maximum Amount; and

          (c)   to the extent that the Market Value ascribed to Purchased Assets, the Type of which consists of hotels, (as determined by Buyer), would exceed fifteen percent (15%) of the Maximum Amount.

        "Subsidiary":    With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

        "Substitute Guarantor":    The entity which consummates the initial public offering in connection with a Substitute Guarantor Event.

        "Substitute Guarantor Event":    Guarantor or its Affiliates consummate an initial public offering of a commercial mortgage REIT, which REIT raises at least $200,000,000 of equity capital upon the initial offering date of its initial public offering.

        "Transaction":    With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset.

        "Transaction Request":    Defined in Section 3.01(a).

        "Transferor":    The seller of an Asset under a Purchase Agreement.

        "Type":    With respect to a Mortgaged Property, such Mortgaged Property's classification as one of the following: multifamily, retail, office, industrial, student housing, self-storage and, solely with respect to Core Assets, hotels.

        "UCC":    The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

        "Underlying Loan Documents":    Each of the loan documents and related materials prepared and delivered in connection with a specific Whole Loan.

        "Underlying Mortgaged Property":    In the case of any Whole Loan or Senior Interest, the Mortgaged Property securing such Whole Loan.

        "Underlying Obligor":    Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under an Asset, including (i) any Person that has not signed the related Mortgage Note but owns an interest in the related Underlying Mortgaged Property, which interest has been encumbered to secure such Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Mortgage Loan Documents relating to an Asset.

        "Underwriting Package":    With respect to one or more Assets, the internal document or credit committee memorandum (redacted to protect confidential information) setting forth all material information relating to an Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation or, in the alternative, materials of a like kind that would typically be provided by a loan originator to a nationally recognized statistical rating organization in connection with a collateral debt obligation or commercial mortgage-backed securities offering acceptable in Buyer's discretion. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

          (a)   copies of all Mortgage Loan Documents (provided that in the case of a Wet Mortgage Asset, the Underwriting Package delivered in connection with a Transaction Request under Section 3.01(a) shall provide .pdf copies of all such Mortgage Loan Documents to the extent available at such time, including substantially final drafts of any documents that will constitute Mortgage Loan Documents upon their execution, together with a pledge by Seller to forward final, signed Mortgage Loan Documents within five (5) Business Days after the related Purchase Date); and

          (b)   all Mortgage Loan Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement, (b) an Appraisal, (c) the current occupancy report, tenant stack and rent roll, (d) if and to the extent available after the exercise of reasonable effort by Seller, at least two (2) years of property-level financial statements, (e) the current financial statement of the Underlying Obligor, (f) the mortgage asset file described in the Custodial Agreement, (g) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller, (h) if and to the extent available after the exercise of reasonable effort by Seller, aging of accounts receivable and accounts payable, (i) copies of Mortgage Loan Documents, (j) such further documents or information as Buyer may request, (k) any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Mortgage Loan Documents) received or obtained in connection with the origination of the Purchased Assets, (l) any other material documents or reports concerning the Purchased Assets prepared or executed by Seller or Guarantor, and (m) all documents, instruments and agreement received in respect of the closing of the acquisition transaction under the Purchase Agreement.

        "Waterfall Account":    A segregated non-interest bearing account established at Waterfall Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

        "Waterfall Account Bank":    Wells Fargo Bank, National Association, or any other bank approved by Buyer.

        "Wet Funding":    A Transaction for which Seller has delivered to Buyer a Transaction Request pursuant to Section 3.01(g).

        "Wet Mortgage Asset":    An Eligible Asset for which Seller has delivered a Transaction Request pursuant to Section 3.01(g) hereof, and for which a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.

        "Whole Loan:    A performing first priority commercial real estate whole loan for which the Underlying Mortgage Property has fully stabilized, as determined by Buyer.

        Section 2.01    Rules of Interpretation.    Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.01 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party's permitted successors, substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word "including" is not limiting and means "including without limitation." The word "any" is not limiting and means "any and all" unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." The words "will" and "shall" have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to "fiscal year" and "fiscal quarter" means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided electronically or both printed and electronically. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Repurchase Document to Buyer's discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer's sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto, except where otherwise expressly stated, shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing.

ARTICLE 3

THE TRANSACTIONS

        Section 3.01    Procedures.

          (a)   From time to time during the Funding Period, Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit A ("Transaction Request") (i) describing the Transaction and each proposed Asset and any related Underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package for each proposed Asset, and (iii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including in Schedule 1 applicable to the Class of such Asset) Seller will be unable to make with respect to such Asset. Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach, Seller shall within three (3) Business Days after notice repurchase the related Asset or Assets in accordance with Section 3.05.

          (b)   Buyer shall give Seller notice of the date when Buyer has received a complete Underwriting Package and supplemental materials. Buyer shall approve or disapprove in writing any proposed Asset, within ten (10) Business Days after such date. If Buyer has not communicated such decision to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.

          (c)   If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re-execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall execute and return the same to Seller at the time that Buyer pays the related Purchase Price to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer's approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, or (ii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

          (d)   Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

          (e)   The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

          (f)    No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Facility Termination Date, or (iii) after giving effect to such Transaction, the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount.

          (g)   In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Transaction Request shall be delivered by Seller to Bailee no later than 12:00 noon (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.

          (h)   Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

              (i)  by 12:00 noon (New York City time) on the Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Mortgage Loan Documents to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;

             (ii)  not later than 12:00 noon (New York City time) on the Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement to Seller, Buyer and Custodian by

    electronic mail and (B) if Buyer has previously received the Trust Receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in Section 6.02 hereof have been satisfied, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and

            (iii)  within five (5) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer; provided, that, if Buyer's diligence review of the related Mortgage Asset File requires the delivery of a mortgage file, document or instrument or the equivalent that Seller cannot deliver, or cause to be delivered, to Custodian at the time they are required to be delivered, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements set forth in this Agreement and the Custodial Agreement shall be deemed to have been satisfied as to such non-delivered Mortgage Asset File, document or instrument if a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to Custodian on or before the date on which such original is required to be delivered, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to Custodian within ninety (90) days of the related Purchase Date, and, provided, further, that Buyer may, but is not obligated to, consent to a later date for delivery of any part of the Mortgage Asset File in its sole discretion.

        Section 3.02    Transfer of Purchased Assets; Servicing Rights.    On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller's right, title and interest (but no Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Funding Period Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate the servicer of the Purchased Assets; the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement; and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) "related terms" under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

        Section 3.03    Maximum Amount.    The aggregate outstanding Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Amount. If such aggregate outstanding Purchase Price exceeds the Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount. Once per calendar year, so long as no Default or Event of Default has occurred and is continuing, Seller shall have the option to reduce the Maximum Amount at its discretion without premium or penalty to an amount no less than the then-outstanding aggregate Purchase Price upon three (3) Business Days advance notice to Buyer. In addition, the Maximum Amount shall be automatically reduced to the outstanding aggregate Purchase Price plus the amount of any remaining unfunded Buyer commitments set forth on all outstanding Confirmations as of the Initial Facility Termination Date.

        Section 3.04    Early Repurchase Date; Mandatory Repurchases.

          (a)   Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the Repurchase Date (an "Early Repurchase Date"); provided, that (a) Seller irrevocably notifies Buyer at least three (3) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase and there are no other Liens on the Purchased Assets or Pledged Collateral other than Buyer's Lien, unless all such Liens are satisfied in full on or before the related Early Repurchase Date (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03 and pays all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, (d) Seller pays to Buyer the related (if any) Exit Fee due and payable, but no such Exit Fee shall be due and payable if the related repurchase occurs in connection with an Exempted Transaction, and (e) Seller thereafter complies with Section 3.05. Such early terminations and repurchases shall be limited to three (3) occurrences in any calendar week.

          (b)   In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall within two (2) Business Days repurchase any Purchased Asset that no longer qualifies as an Eligible Asset, as determined by Buyer.

          (c)   In addition to the foregoing, in connection with each repurchase made pursuant to Section 3.04(a), if such repurchase occurs at any time after (i) the initial Facility Termination Date but prior to the first Extended Facility Termination Date, Seller shall pay an amount equal to 110% of the applicable Repurchase Price otherwise payable for such date and (ii) the first Extended Facility Termination Date, Seller shall pay an amount equal to 125% of the applicable Repurchase Price otherwise payable for such date; provided, however, if (x) at the time of any repurchase during the time period described in clause (i) above, there are at least seven (7) remaining Purchased Assets and each of them comply with the applicable PPV Test and Debt Yield Test, or (y) if at the time of any repurchase during the time period described in clause (ii) above, (i) the Debt Yield for all of the remaining Purchased Assets, calculated on an aggregate basis, equals or exceeds twelve and one-half percent (12.5%), and (ii) PPV Ratio for all of the remaining Purchased Assets, calculated on an aggregate basis, is less than or equal to forty-five percent (45%), then the amount payable pursuant to the applicable clause shall be solely the applicable Repurchase Price for such date. The proceeds of any payment made pursuant to this Section 3.04(c) in excess of the Applicable Repurchase Price that otherwise would have been payable shall be applied by Buyer first to repay any outstanding Margin Deficits, and second to reduce the unpaid Repurchase Prices of all remaining Purchased Assets on a pro rata basis, unless Seller and Buyer otherwise agree to apply any such amounts differently.

          (d)   In addition, at any time during the existence of an uncured Event of Default or an unsatisfied Margin Deficit, if Seller elects to repurchase a Purchased Asset due to the prepayment in whole (but not in part) of the underlying Whole Loan, Seller shall pay to Buyer one-hundred percent (100%) of the net proceeds due in connection with the payoff of the underlying Purchased Asset in question, up to the amount of funds necessary to both cure the Event of Default and/or unsatisfied Margin Deficit (and pay in full the Repurchase Price for such Purchased Asset). All such net proceeds in excess of the outstanding Repurchase Price of the related Purchased Asset shall be applied first to any other Purchased Asset to the extent of any Margin Deficit, and then pro-rata to the Repurchase Prices of all other Purchased Assets, unless Seller and Buyer otherwise agree to apply such amount differently, and if such application has served to fully cure all outstanding Defaults or Events of Default and pay to Buyer any other amounts due and payable under the Repurchase Documents, then any remaining amounts to Seller.

        Section 3.05    Repurchase.    On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement and, so long as no Event of Default has occurred and is continuing, Buyer shall transfer to Seller such Purchased Asset on a servicing released basis, whereupon the Transaction with respect to such Purchased Asset shall terminate. So long as no Event of Default has occurred and is continuing, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian to promptly release to Seller the Mortgage Asset File for such Purchased Asset, and Buyer shall execute, acknowledge and deliver to Seller, at Seller's sole expense, any and all documents, instruments and agreements necessary to release all security interests in such Purchased Asset, including, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer's security interest therein; provided, however, that whether or not an Event of Default has occurred and is continuing hereunder, Buyer shall be required to release the Mortgage Asset File relating to a Purchased Asset and execute, acknowledge and deliver to Seller, at Seller's sole expense, all necessary release documents if (a) the Underlying Obligor has paid the entire principal amount of the underlying Whole Loan and all other amounts due to Seller under the related Mortgage Loan Documents and (b) Seller makes the required prepayment of the underlying Whole Loan in respect of such Purchased Asset hereunder in accordance with Section 5.02. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer's actions or inactions. Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, on or before the Facility Termination Date, Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations. Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an uncured Default or Event of Default, Seller cannot repurchase a Purchased Asset in connection with a full payoff of the underlying Whole Loan by the Underlying Obligor, unless one-hundred percent (100%) of the net proceeds due in connection with the relevant payoff shall be paid directly to Buyer. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement.

        Section 3.06    Extension of the Facility Termination Date.    At the request of Seller delivered to Buyer no earlier than ninety (90) days or later than thirty (30) days before the Facility Termination Date, Buyer shall grant two (2) extensions of the Facility Termination Date for a period of one (1) year each (each, an "Extended Facility Termination Date") by giving notice approving such extension and the Extended Facility Termination Date to Seller before the expiration of the then-current Facility Termination Date. The failure of Buyer to so deliver such notice approving the extension shall be deemed to be Buyer's determination not to extend the Facility Termination Date unless Buyer thereafter gives notice to the contrary. Any extension of the Facility Termination Date shall be subject to the following: (i) no Default or Event of Default exists on the date of the request to extend and as of the current Facility Termination Date, (ii) no Margin Deficit shall be outstanding on the date of the request to extend and as of the current Facility Termination Date, (iii) Seller has made a timely request for the extension in question, (iv) each Purchased Asset shall be in compliance with the Debt Yield Test and the PPV Test as required on the date of the request to extend and as of the current Facility Termination Date (but in the case of compliance with the PPV Test, subject to Seller's cure rights set forth in Section 3.07(b)), and which compliance shall be determined by Buyer in its sole discretion, (v) all Purchased Assets must qualify as Eligible Assets on the date of the request to extend and as of the current Facility Termination Date, and (vi) the payment by Seller to Buyer of the Extension Fee has been effected on or before the current Facility Termination Date; provided that (A) if any Default, Event of Default or outstanding Margin Deficit exists, Buyer shall grant Seller a temporary extension not to exceed the time permitted to cure/satisfy such Default, Event of Default or Margin Deficit set forth in the Repurchase Documents, and (B) if Seller is not in compliance with any of the conditions set forth in clauses (i), (ii), (iv) and (v) on the date of the related extension request, such request may be submitted by Seller, setting forth any conditions to extension of the Facility Termination Date that are not in compliance and the reasons for such non-compliance, and such request shall be granted by Buyer if, as of the Facility Termination Date for which such request is submitted, Seller certifies to Buyer's satisfaction that it is in compliance with each of the conditions set forth in this Section 3.06. No additional Transactions shall be entered into after the Initial Facility Termination Date.

        In connection with each extension of the Facility Termination Date, if any unfunded commitments in respect of any Purchased Asset remain outstanding on the Facility Termination Date so extended, Seller may request funding of such unfunded commitments subject to all terms and conditions of funding set forth in this Agreement, including review and approval by Buyer of such funding based on an updated Underwriting Package, in an aggregate amount not to exceed, for any such Purchased Asset, the product of (x) the Applicable Percentage attributable to such Purchased Asset and (y) the amount of unfunded commitments remaining available in respect of such Purchased Asset at such time; provided that in no event shall any amounts so funded by Buyer cause the aggregate amounts funded hereunder to exceed the Maximum Amount.

        Section 3.07    Prepayment.

          (a)    Partial Prepayment.    On any Business Day, on three (3) Business Days' prior written notice from Seller to Buyer, Seller may partially pay the Repurchase Price of any Purchased Asset, which shall include any related amounts then due and owing to an Affiliated Hedge Counterparty (any such asset, a "Partially Repaid Purchased Asset" and the amount so repaid, the "Partial Payment Amount"). With respect to such payment that is not occasioned by a repayment of principal with respect to the Purchased Asset, Seller shall give Buyer at least three (3) Business Days prior notice of payment and shall not partially pay in an amount whereby the remaining Purchase Price of any such Purchased Asset, after giving effect to any such partial payment, is less than $500,000. In respect of any Partially Repaid Purchased Asset, Seller may request, on no less than one (1) Business Day's prior written notice to Buyer, that Buyer pay to Seller the Partial Payment Amount in respect of such Partially Repaid Purchased Asset. If any such request is delivered to Buyer less than ninety (90) days after Buyer's initial approval to purchase such Purchased Asset from Seller, Buyer shall pay to Seller the Partial Payment Amount in respect of such Partially Repaid Purchased Asset. If any such request is delivered to Buyer ninety (90) or more days after Buyer's initial approval to purchase such Purchased Asset from Seller, Buyer may, in its discretion either decline such request in its entirety, or accept such request in whole or in part and pay to Seller none, all or part of the Partial Payment Amount in respect of such Partially Repaid Purchased Asset, subject to any terms or conditions Buyer may, in its discretion, require. Any prepayment made under this Section shall be deposited directly into the General Repo Account and, notwithstanding any provision in Section 5.02 to the contrary, applied by Buyer to reduce the unpaid Repurchase Price of the related Purchased Asset within one (1) Business Day after deposit therein, and not, for the avoidance of doubt, on the next Remittance Date.

          (b)    Prepayments in connection with Extended Facility Termination Date.    If the Maximum PPV requirement is not satisfied as of any proposed Extended Facility Termination Date, Seller shall have the right to prepay a portion of the Repurchase Price of any Purchased Asset for which the PPV is higher than the Maximum PPV applicable to such proposed Extended Facility Termination Date such that compliance with the applicable required Maximum PPV is obtained. If, following such remedial action by Seller, Buyer determines that the Maximum PPV applicable to such

  Extended Facility Termination Date is not satisfied, Seller may challenge such determination in accordance with the dispute resolution procedures set forth in Schedule 1 hereto based upon new Appraisals obtained at Seller's sole cost and expense and dated no earlier than ninety (90) days prior to Buyer's determination that the Maximum PPV is not satisfied; provided that, for the avoidance of doubt, any such dispute period shall not limit any other rights or privileges of Buyer.

        Section 3.08    Payment of Price Differential and Fees.

          (a)   Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer's failure to deliver such notice shall not affect Seller's obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

          (b)   Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation:

              (i)  the Non-Utilization Fee, which shall be due and payable by Seller and Guarantor monthly in arrears as set forth in the Fee Letter.

             (ii)  the Structuring Fee, which shall be due and payable by Seller and Guarantor on the Closing Date.

            (iii)  the Extension Fee, which shall be due and payable by Seller and Guarantor on or before the first day of each extension of the Facility Termination Date.

        Section 3.09    Payment, Transfer and Custody.

          (a)   Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller, Guarantor and Pledgor shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the LIBO Rate plus the Pricing Margin plus 350 basis points, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into the General Repo Account. Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer's account or the Waterfall Account or any Collection Account. Amounts in the Waterfall Account and/or any Collection Account may be invested at the direction of Buyer in cash equivalents before they are distributed in accordance with Article 5.

          (b)   Any Mortgage Loan Documents not delivered to Buyer or Custodian are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof. Seller or its agent shall maintain a copy of the Mortgage Loan Documents and the originals of the Mortgage Loan Documents not delivered to Buyer or Custodian. The possession of Mortgage Loan Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting Interim Servicer with its duties under the Servicing Agreement. Each Mortgage Loan Document retained or held by Seller or its agent shall be segregated on Seller's books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of the Mortgage Loan Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Interim Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

        Section 3.10    Repurchase Obligations Absolute.    All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except upon indefeasible payment in full or as otherwise expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Underlying Mortgaged Property, (b) any Insolvency Proceeding relating to Seller or any Underlying Obligor, or any action taken with respect to any Repurchase Document or Mortgage Loan Document by any trustee or receiver of Seller or any Underlying Obligor or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise (unless such claim relates to the indefeasible payment in full of the Repurchase Obligations), (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Mortgage Loan Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller. This Section 3.10 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

ARTICLE 4

MARGIN MAINTENANCE

        Section 4.01    Margin Deficit.

          (a)   (i) If on any date the Market Value of a Purchased Asset is less than the product of (A) the Margin Percentage times (B) the outstanding Repurchase Price for such Purchased Asset as of such date (the excess, if any, a "Margin Deficit"), and provided a Credit Event relating to such Purchased Asset has occurred, then Seller shall, within five (5) Business Days after the receipt of written notice from Buyer (which notice may be by electronic mail) (a "Margin Call") (i) transfer cash to Buyer, (ii) repurchase Purchased Assets at the Repurchase Price thereof, or (iii) choose any combination of the foregoing, so that, after giving effect to such transfers, repurchases and payments, the aggregate Purchase Price for all Purchased Assets does not exceed an aggregate amount equal to the products of the Market Value for each Purchased Asset, times the Applicable Percentage. Buyer shall apply the funds received in satisfaction of a Margin Deficit with respect to a Purchased Asset to the Repurchase Obligations owing with respect to such Purchased Asset.

             (ii)  In lieu of a Margin Call pursuant to Section 4.01(a)(i), Buyer may, in its discretion upon written request of Seller, reallocate previous partial prepayments made pursuant to Section 3.07(a) in order to eliminate the related Margin Deficit by increasing the Purchase Price of certain Purchased Assets and decreasing the Purchase Price of other Purchased Assets. Any such request for reallocation shall include a certification by Seller that no Default or Event of Default has occurred and is continuing (except as would be cured by such reallocation), and shall set forth the following, with such back-up calculations as Buyer may require: (i) the amount of prior partial prepayments and Purchased Assets so prepaid pursuant to Section 3.07(a) that Seller requests be re-allocated, (ii) the Purchased Asset to which Seller is requesting such prior partial prepayment be applied, the new Purchase Price of such Purchased Asset and the new Purchase Price of the previously prepaid Purchased Asset, in each case, after giving pro forma effect to such allocation, (iii) the amount of the Margin Deficit on each applicable Purchased Asset both immediately prior to and immediately after giving pro forma effect to such allocation and (iv) that the Debt Yield Test, the PPV Test and the Maximum Applicable Percentage Test will be satisfied immediately after giving pro forma effect to such allocation. Upon Buyer's independent confirmation, in its commercially reasonable judgment, that the conclusions and calculations set forth in Seller's written request comply with the requirements set forth above, Buyer may, in its discretion, reallocate previous prepayments to those Purchased Assets for which Margin Deficits would otherwise exist, in a manner acceptable to Buyer in its commercially reasonable judgment and Seller shall submit new Confirmations acceptable to Buyer reflecting the new Purchase Price of all affected Purchased Assets.

             (b)  Notwithstanding the foregoing, in the event the Margin Call arises solely as a result of Buyer's determination of an adverse change in the value of the related Underlying Mortgage Property as described in item (iv) of the definition of the term Credit Event, and if Seller disputes in good faith such determination by Buyer, Seller shall have the right by, within the five (5) Business Day period specified in Section 4.01(a)(i), giving Buyer written notice of such dispute and depositing with Buyer (in an account within Buyer's sole dominion and control) the full amount of the Margin Deficit and, the parties will proceed to attempt to resolve such dispute within the next forty-five (45) days in accordance with the appraisal procedure set forth in Schedule 1 hereto, provided that, for the avoidance of doubt, any such dispute period shall not limit any other rights or privileges of Buyer. Moreover, in connection with a Margin Call occurring as a result of an event described in clause (v) of the definition of the term Credit Event, the amount required to cure such Margin Deficit shall be limited to the amount necessary to cause the related Purchased Asset to comply with the Debt Yield Test.

             (c)  Buyer's election not to deliver a Margin Call at any time there is a Margin Deficit shall not waive the Margin Deficit or in any way limit or impair Buyer's right to deliver a Margin Call at any time when the same or any other Margin Deficit exists. Buyer's rights under this Section 4.01 are in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

             (d)  All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the General Repo Account and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset within one (1) Business Day after deposit and not, for the avoidance of doubt, on the next Remittance Date.

             (e)  If Seller believes in good faith that the Credit Event or underlying circumstances that resulted in the most recent determination of Current Mark-to-Market Value of a Purchased Asset is no longer applicable or that the Market Value resulting from such Credit Event has otherwise materially increased, it may request that Buyer consider reassessing the Market Value of the subject Purchased Asset, and Buyer agrees to do so. If, as a result of such reassessment, Buyer determines, in its discretion, that the Market Value for such Purchased Asset has increased, and has received all required internal credit approvals necessary to do so, the Current Mark-to-Market Value shall be revised accordingly, subject to further adjustment as otherwise provided in this Agreement. Seller's requests for Buyer to reassess the Market Value of Purchased Assets shall be limited to one (1) request per Purchased Asset per calendar quarter. Nothing in this Section 4.01(e) shall be interpreted to in any way reduce or mitigate Buyer's sole power and discretion to determine Market Value or Credit Event.

              (f)  If on any date within ninety (90) days following the Purchase Date of a particular Purchased Asset (and provided no Default or Event of Default has occurred and is then continuing and no Margin Deficit remains unpaid), either (i) the outstanding Purchase Price of such Purchased Asset has previously been reduced by one or more previous partial prepayments made by Seller in accordance with Section 3.07, or (ii) on such Purchase Date, the Purchase Price of such Purchased Asset was, at Seller's request, less than the maximum Purchase Price approved by Buyer, as indicated on the related Confirmation, Seller may deliver a written request to Buyer that Buyer pay to Seller an amount equal to the amount of either (A) part or all of the partial prepayments described in clause (i) above, and/or (B) part or all of the difference described in clause (ii) above, and Buyer shall pay to Seller the amount so requested within three (3) Business Days of the date of the related request, so long as, both immediately before and, on a pro forma basis, immediately after the date of each such payment, both the Debt Yield Test and the PPV Test have not been breached. Prior to any such payment, Seller shall prepare, and the Parties shall execute an amended and restated Confirmation that is otherwise acceptable to the Parties, reflecting such increased Purchase Price.

ARTICLE 5

APPLICATION OF INCOME

        Section 5.01    Waterfall Account; Collection Accounts.    The Waterfall Account and all Collection Accounts shall be established at Waterfall Account Bank. Buyer shall have sole dominion and control (including, without limitation, "control" within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account. None of Seller, Interim Servicer or any Person claiming through or under Seller or Interim Servicer shall have any claim to or interest in the Waterfall Account and all Collection Accounts. Subject to the final sentence of this Section 5.01, all Underlying Obligors and servicers shall be directed to pay all Income directly into the Collection Account, and any Income received by Seller, Interim Servicer, Buyer or Waterfall Account Bank in respect of the Purchased Assets shall be deposited directly into the Waterfall Account, within two (2) Business Days of receipt, except to the extent expressly set forth in Section 3.07(a), and except, prior to an Event of Default, for all amounts due and payable to Interim Servicer under the Interim Servicing Agreement, which shall be paid directly to Interim Servicer as and when due, shall be applied to and remitted by Waterfall Account Bank in accordance with this Article 5. Notwithstanding the foregoing, Seller shall, promptly after receiving notice of an Underlying Obligor's intent to make an unscheduled Principal Payment (A) instruct and cause the related Underlying Obligor to directly deposit such unscheduled Principal Payment into the General Repo Account (and in the event that such unscheduled Principal Payment is nonetheless received by Seller or Interim Servicer, shall forward such funds into the General Repo Account on the Business Day of receipt, unless such payment was received after 1 PM (Central time), in which case the recipient shall use its best efforts to make such transfer on the same Business Day and shall, in all cases, make such transfer on the next Business Day); and within one (1) Business Day of the receipt thereof, Buyer shall apply the each such Principal Payment in accordance with Sections 5.02 and 5.03 below, and (B) provide Buyer with prior notice of the intended receipt thereof from an Underlying Obligor, together with a copy of the related remittance instructions that were previously delivered to the related Underlying Obligor.

        Section 5.02    Before an Event of Default.    If no Event of Default exists and remains uncured, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Waterfall Account Bank by no later than the next following Remittance Date in the following order of priority:

          first, to the extent not withheld by Interim Servicer in accordance with Sections 5.01 and 8.06, to pay to Interim Servicer an amount equal to any accrued and unpaid Servicing Fees in accordance with the terms of the Interim Servicing Agreement;

          second, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

          third, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

          fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller's obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

          fifth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

          sixth, to pay to Buyer, the Applicable Percentage of any scheduled Principal Payments (to the extent actually deposited into the Waterfall Account), but only to the extent that such remittance would not result in the creation of a Margin Deficit, to be applied to reduce the outstanding Purchase Price of the applicable Purchased Assets or as otherwise agreed in writing by Buyer and Seller;

          seventh, to pay to Buyer any other amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

          eighth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents; provided that, if any Material Facility Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Waterfall Account Bank that such Material Facility Default has been cured to satisfaction of Buyer in its sole discretion, at which time the Waterfall Account Bank shall apply all such amounts pursuant to this priority eighth; and (y) the day that is ten (10) Business Days after the occurrence of the applicable Material Facility Default, at which time the Waterfall Account Bank shall apply all such amounts pursuant to priorities sixth and seventh of Section 5.03.

        Section 5.03    After an Event of Default.    If an Event of Default exists and remains uncured, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Waterfall Account Bank, on the second Business Day following the date on which each amount of Income is so deposited, in the following order of priority:

          first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

          second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

          third, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

          fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until such Purchase Price has been reduced to zero);

          fifth, to pay to Interim Servicer, amounts due and payable under the Servicing Agreement;

          sixth, to pay to Buyer all other Repurchase Obligations due to Buyer; and

          seventh, if all of the Repurchase Obligations have been fully repaid, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents.

        Section 5.04    Seller to Remain Liable.    If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.

ARTICLE 6

CONDITIONS PRECEDENT

        Section 6.01    Conditions Precedent to Initial Transaction.    Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and the initial Purchase Date:

          (a)   Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate dated a recent date with respect to Seller, (iii) certificates of the secretary or an assistant secretary of Seller with respect to attached copies of the Governing Documents and applicable resolutions of Seller, and the incumbencies and signatures of officers of Seller executing the Repurchase Documents to which it is a party, evidencing the authority of Seller with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed power of attorney of Seller in the form of Exhibit C, (vi) such opinions from counsel to Seller as Buyer may reasonably require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, and the applicability of Bankruptcy Code safe harbors, and all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may require;

          (b)   (i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

          (c)   Buyer has received payment from Seller of all fees and expenses then payable under the Fee Letter and the other Repurchase Documents, as contemplated by Section 13.02;

          (d)   Buyer has completed to its satisfaction such due diligence (including, Buyer's "Know Your Customer" and Anti-Terrorism Laws diligence) and modeling as it may require in its discretion;

          (e)   Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder; and

          (f)    Prior to funding any Purchased Assets, Buyer has received Eligible Assets with a Market Value of at least $15,000,000, it being understood that the acceptance and purchase of such Eligible Assets on the part of Buyer will be deemed to constitute a determination based on the information then-currently available to Buyer that such assets constitute Eligible Assets on and as of the related Purchase Date.

        Section 6.02    Conditions Precedent to All Transactions.    Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder relating to the prospective purchase of any Asset or to fund any future fundings relating to any existing Purchased Asset, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date therefor:

          (a)   Buyer has received the following documents: (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) Irrevocable Redirection, (v) a trust receipt and other items required to be delivered under the Custodial Agreement, (vi) with respect to any Wet Mortgage Asset, a Bailee Agreement, (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require and (viii) evidence that Seller is in good standing in the jurisdiction where the Underlying Mortgaged Property is located, to the extent that Seller is then-currently required to do so under an applicable Requirement of Law (provided, however, that with respect to any Wet Mortgage Asset, delivery of the foregoing items in accordance with the provisions of Section 3.01(g) and (h) shall be deemed to satisfy the conditions of Section 6.02(a) (unless otherwise determined in the discretion of Buyer));

          (b)   immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, or Material Adverse Effect related to either Seller or Guarantor;

          (c)   Buyer has completed its due diligence review of the Underwriting Package, Mortgage Loan Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

          (d)   Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;

          (e)   the aggregate outstanding Purchase Price of all then existing Transactions does not exceed the Maximum Amount after giving effect to such Transaction;

          (f)    the Repurchase Date specified in the Confirmation is not later than the Facility Termination Date;

          (g)   Seller, Pledgor and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before the Purchase Date;

          (h)   to the extent the related Mortgage Loan Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that Seller has given notice to the applicable Persons of Buyer's interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

          (i)    if requested by Buyer, such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document;

          (j)    Buyer shall have received executed blank assignments of all Mortgage Loan Documents in appropriate form for recording in the jurisdiction in which the underlying real estate is located and executed blank assignments of all Senior Interest Documents other here (the "Blank Assignment Documents"); and

          (k)   Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) Seller has assigned to Buyer all of Seller's rights (but none of its obligations) under such Interest Rate Protection Agreement and related documents, and (iii) no termination event, default or event of default (however defined) exists thereunder.

        Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied other than those set forth in Sections 6.01(a)(vi), (d) and (e) and Section 6.02(a)(vii), (c) and (d).

        The failure of Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect, as follows:

        Section 7.01    Seller.    Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect. Seller's exact legal name is set forth in the preamble and signature pages of this Agreement. Seller's location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller's organizational identification number is 5044236 and its tax identification number is 45-3561907. Seller has no subsidiaries. Seller is a wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, (c) the Repurchase Documents, and (d) ordinary and necessary expenses incurred in connection with any of the activities permitted under Section 9.01(q) or (s) . Seller has no Guarantee Obligations. On the Closing Date, Guarantor has no Subsidiaries other than Seller, ACRC Lender C LLC and ACRC Lender LLC.

        Section 7.02    Repurchase Documents.    Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority (except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect), or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any "bulk sales" or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against Seller, Guarantor or any Specified Affiliate before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

        Section 7.03    Solvency.    None of Seller, Guarantor or any Specified Affiliate is or has ever been the subject of an Insolvency Proceeding. Seller, Guarantor and each Specified Affiliate other than ACRC Lender C LLC is Solvent and the Transactions do not and will not render Seller, Guarantor or any Specified Affiliate other than ACRC Lender C LLC not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Guarantor or any Specified Affiliate. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

        Section 7.04    Taxes.    Seller, Guarantor and each Specified Affiliate have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller, Guarantor and each Specified Affiliate have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above. None of Seller, Guarantor or any Specified Affiliate have entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller, Guarantor or any Specified Affiliate not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of Seller, Guarantor or any Specified Affiliate. Seller does not intend to treat any Transaction as being a "reportable transaction" as defined in Treasury Regulation Section 1.6011-4. If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112-1 and will maintain the lists and other records required thereunder.

        Section 7.05    True and Complete Disclosure.    The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified, except that this representation will be made to the best Knowledge of Seller for all such written information obtained from Persons who are not Affiliates of Seller.

        Section 7.06    Compliance with Laws.    Seller has complied in all respects with all Requirements of Laws, and no Purchased Asset contravenes any Requirements of Law, except in each case where such matters would not be reasonably likely to have a Material Adverse Effect. Neither Seller nor any Affiliate of Seller (a) is an "enemy" or an "ally of the enemy" as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. Seller is a "qualified purchaser" as defined in the Investment Company Act. Neither Seller, Guarantor nor any Specified Affiliate (a) is, nor immediately after the application by Seller of the proceeds of any sale of a Purchased Asset will they be, required to be registered as an "investment company" as defined in the Investment Company Act, (b) is a "broker" or "dealer" as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. Seller and all Affiliates of Seller are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of the Foreign Corrupt Practices Act.

        Section 7.07    Compliance with ERISA.    With respect to Seller, Interim Servicer Guarantor or any ERISA Affiliate thereof, during the immediately preceding five (5) year period, (a) neither a Reportable Event nor an "accumulated funding deficiency" nor "an unpaid minimum required contribution" as defined in the Code or ERISA has occurred, (b) each Plan has complied in all material respects with the applicable provisions of the Code and ERISA, (c) no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and (d) no Lien in favor of the PBGC or a Plan has arisen. The present value of all accumulated benefit obligations under each Single Employer Plan (based on the assumptions used for the purposes of Financial Accounting Statement Bulletin 87) relating to Seller, Interim Servicer, Guarantor or any ERISA Affiliate thereof did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of such Plan allocable to such accumulated benefit obligations. Neither Seller nor any Specified Affiliate is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan. Neither Seller nor any Specified Affiliate provide any medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, "COBRA") at no cost to the employer. None of the assets of Seller or any Guarantor are deemed to be plan assets within the meaning of 29 C.F.R. 2510.3-101 as modified by Section 3(42) of ERISA.

        Section 7.08    No Default or Material Adverse Effect.    No Default or Event of Default exists. No Internal Control Event has occurred. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller's Knowledge no material default or event of default (however defined) exists thereunder. Seller has delivered to Buyer copies of all credit facilities, repurchase facilities and substantially similar facilities of Seller that are presently in effect, and no default or event of default (however defined) on the part of Seller exists thereunder.

        Section 7.09    Purchased Assets.    Each Purchased Asset is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Mortgage Loan Documents or Senior Interest Documents with respect to each Purchased Asset is true and correct. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all material requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Mortgage Loan Documents. As of the Purchase Date for each Purchased Asset, Seller has no Knowledge of any fact that could reasonably lead it, in its reasonable business judgment, to expect that any Purchased Asset will not be paid in full.

        Section 7.10    Purchased Assets Acquired from Transferors.    With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, and (d) if Seller acquired the Purchased Asset from an Affiliate other than Pledgor, then, if requested by Buyer, Seller has delivered to Buyer an opinion of counsel regarding the true sale of the purchase of such Asset by Seller and, if such Asset was acquired by an Affiliate of Seller other than Pledgor from another Affiliate, the true sale of the purchase of such Asset by the Affiliate of Seller from the Transferor Affiliate, which opinions shall be in form and substance satisfactory to Buyer. Seller or such Affiliate of Seller has been granted a back-up security interest in each such Purchased Asset, filed one or more UCC financing statements against the Transferor to perfect such security interest, and assigned such financing statements in blank and delivered such assignments to Buyer or Custodian.

        Section 7.11    Transfer and Security Interest.    The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens (other than Permitted Liens). With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Mortgage Loan Documents and the Senior Interest Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. Upon receipt by Custodian of each Mortgage Loan Document and Senior Interest Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased

Asset and the related Mortgage Loan Documents and Senior Interest Documents or have a valid first priority perfected security interest in such Mortgage Loan Document. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

        Section 7.12    No Broker.    Except in connection with the origination of any or all of the Purchased Assets, neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

        Section 7.13    Interest Rate Protection Agreements.    (a) Seller has entered into all Interest Rate Protection Agreements required under Section 8.09, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and (d) Seller has effectively assigned to Buyer all Seller's rights (but none of its obligations) under such Interest Rate Protection Agreement.

        Section 7.14    Separateness.    Seller is in compliance with the requirements of Article 9.

        Section 7.15    Location of Books and Records.    The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

        Section 7.16    Chief Executive Office; Jurisdiction of Organization.    On the Effective Date, Seller's chief executive office, is, and has been, located at 2 North LaSalle Street, 9th Floor, Chicago, Illinois 60602. On the Effective Date, Seller's jurisdiction of organization is Delaware. Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller's principal office or place of business or jurisdiction. Seller has no trade name. During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

        Section 7.17    Entity Classification.

          (a)   Seller is either a domestic partnership or a disregarded entity of a domestic corporation, in each case for U.S. federal income tax purposes.

          (b)   For all periods before a Substitute Guarantor Event, Guarantor is a disregarded entity of either a domestic corporation or a domestic partnership, in each case for U.S. federal income tax purposes.

          (c)   For all periods after a Substitute Guarantor Event, Substitute Guarantor is a REIT.

ARTICLE 8

COVENANTS OF SELLER

        From the date hereof until the Repurchase Obligations are indefeasibly paid in full (other than contingent indemnification obligations) and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall (a) be given independent effect (so that unless otherwise specifically provided, if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists), and (b) shall also apply to all subsidiaries of Seller:

        Section 8.01    Existence; Governing Documents; Conduct of Business.    Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, (d) not modify, amend or terminate its Governing Documents and (e) qualify to do business in any jurisdiction where an Underlying Mortgaged Property is located, to the extent required to do so in accordance with applicable Requirements of Law(i) presently, in order to hold the interest of a lender under the related Underlying Loan Documents and receive the payments contemplated thereunder, and (ii) at or before the time of enforcement of any rights or remedies under the related Underlying Loan Documents, to the extent necessary to enforce such rights and remedies or hold title to the Underlying Mortgaged Property. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it or as permitted hereby, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business except in each case where any failure to do so would not be reasonably likely to have a Material Adverse Effect, and (c) maintain Seller's status as a qualified transferee, qualified institutional lender or qualified lender (however defined), if applicable, under the Mortgage Loan Documents. Seller shall not (a) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01, or (b) move, or consent to Custodian moving, the Mortgage Loan Documents from the location thereof on the Closing Date, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.

        Section 8.02    Compliance with Laws, Contractual Obligations and Repurchase Documents.    Seller shall comply in all material respects with all Requirements of Laws, including those relating to any Purchased Asset and to the reporting and payment of taxes except in each case where the failure to do so would not be reasonably likely to have a Material Adverse Effect. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall conduct the requisite due diligence in connection with the origination or acquisition of each Asset for purposes of complying with the Anti—Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the Underlying Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti—Terrorism Laws. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect.

        Section 8.03    Protection of Buyer's Interest in Purchased Assets.    With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Mortgage Loan Documents or Requirements of Law, or reasonably requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer's ownership of and first priority perfected security interest in such Purchased Asset and related Mortgage Loan Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all post-acquisition rights, if any, (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens or other Liens which are being contested in good faith and by appropriate proceedings diligently conducted; provided, that such Liens are fully bonded by Seller in a manner that is satisfactory to Buyer) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.03 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or the Servicing Agreement. Seller shall not, or permit Interim Servicer to, make any Material Modification to any Purchased Asset, Senior Interest Document or Mortgage Loan Document. Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

        Section 8.04    Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens.    Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Guarantor or any Affiliate of Seller or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, Guarantor or any Affiliate of Seller or Guarantor except that, at all times (a) prior to a Default or Event of Default, Seller may declare and pay cash dividends or distributions to Pledgor or Guarantor, and (b) Guarantor may declare and pay cash dividends or distributions to its equityholders so long as Guarantor is then-currently in compliance with all of the covenants, terms and conditions set forth in the Guarantee Agreement; provided that after a Substitute Guarantor Event, Substitute Guarantor can declare and pay such dividend whether or not a Default or an Event of Default has occurred, but in no event shall the aggregate amount of cash permitted to be distributed in each calendar quarter by Substitute Guarantor to its shareholders in respect of their stock in Substitute Guarantor shall exceed the minimum amount necessary for Substitute Guarantor to continue to qualify as a REIT and avoid the payment of income and excise Taxes. For the avoidance of doubt, nothing in this Agreement or any of the other Repurchase Documents shall preclude Substitute Guarantor from declaring consent dividends in accordance with Section 565 of the Code.

        Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) incurred after the Closing Date to originate or acquire Assets or to provide funding with respect to Assets, and (d) related to Interest Rate Protection Agreements pursuant to Section 8.09 or entered into in order to manage risks related to Assets. Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any

Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

        Section 8.05    Financial Covenants.    Beginning on March 31, 2012, Seller shall not permit the ratio of its EBITDA to its Interest Expense to be less than 1.50 to 1.00 at any time.

        Section 8.06    Delivery of Income.    Seller shall, and pursuant to Irrevocable Redirection Notices shall cause Interim Servicer and all other applicable Persons to, deposit all Income in respect of the Purchased Assets (other than Income paid directly to Interim Servicer in accordance with Section 5.01) into either the General Repo Account or the Waterfall Account in accordance with Sections 3.07, 4.01 and 5.01 hereof within the time periods specified therein. Seller and Interim Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer's consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice. In connection with each Principal Payment, Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Purchased Asset to which such Principal Payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer's agent, hold the same in trust for Buyer and promptly deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Guarantor or any Affiliate of Seller or Guarantor, Seller shall pay or deliver such Income to Buyer or Custodian on behalf of Buyer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

        Section 8.07    Delivery of Financial Statements and Other Information.    Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

          (a)   within sixty (60) days after the end of each fiscal quarter and each fiscal year of Guarantor, (i) the unaudited consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such period, (ii) the related unaudited consolidated statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

          (b)   within one-hundred and twenty (120) days after the end of each fiscal year of Guarantor, (i) the audited consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such fiscal year, (ii) the related consolidated statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor and its Subsidiaries as at the end of and for such fiscal year in accordance with GAAP, and (iv) a Compliance Certificate;

          (c)   with respect to each Purchased Asset and related Underlying Mortgaged Property serviced by Seller or an Affiliate of Seller: (i) within thirty (30) days after the end of each fiscal quarter of Seller, a quarterly report of the following: delinquency, loss experience, internal risk rating, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by Seller or Interim Servicer, remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and modifications or updates to the items contained in the Underwriting Materials;

          (d)   any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller, Guarantor or any Affiliate of Seller or Guarantor; and

          (e)   such other information regarding the financial condition, operations or business of Seller, Guarantor or any Underlying Obligor as Buyer may reasonably request.

        Section 8.08    Delivery of Notices.    Seller shall promptly notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

          (a)   a Representation Breach;

          (b)   any of the following: (i) with respect to any Purchased Asset or related Underlying Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, material violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern, any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow or if any Purchased Asset becomes a Defaulted Asset, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller's assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

          (c)   the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Mortgage Loan Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

          (d)   the resignation or termination of Interim Servicer under the Servicing Agreement;

          (e)   the establishment of a rating by any Rating Agency applicable to Seller, Guarantor or any Specified Affiliate and any downgrade in or withdrawal of such rating once established;

          (f)    the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Guarantor or any Specified Affiliate, Purchased Asset, Pledged Collateral or Underlying Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Mortgage Loan Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect;

          (g)   any change in Seller's status as either a domestic partnership or a disregarded entity of a domestic corporation, in each case for U.S. federal income tax purposes;

          (h)   any change, at any time before a Substitute Guarantor Event, in Guarantor's status as a disregarded entity of either a domestic partnership or a domestic corporation, in each case for U.S. federal income tax purposes; or

          (i)    any change, at any time after a Substitute Guarantor Event, in Substitute Guarantor's status as a REIT.

        Section 8.09    Hedging.    With respect to each Purchased Asset that is a Hedge Required Asset, Seller shall enter into one or more one-hundred percent (100%) cash-collateralized Interest Rate Protection Agreement(s) at the direction of and in a form acceptable to Buyer with a Hedge Counterparty. Seller shall take such actions as Buyer deems necessary to perfect the security interest granted in each Interest Rate Protection Agreement pursuant to Section 11.01, and shall assign to

Buyer, which assignment shall be consented to in writing by each Hedge Counterparty, all of Seller's rights in, to and under each Interest Rate Protection Agreement. Each Interest Rate Protection Agreement shall contain provisions acceptable to Buyer for additional credit support in the event the rating of any Rating Agency assigned to the Hedge Counterparty (other than an Affiliated Hedge Counterparty) is downgraded or withdrawn, in which event Seller shall ensure that such additional credit support is provided or promptly, subject to the approval of Buyer, enter into new Interest Rate Protection Agreements with respect to the related Purchased Assets with a replacement Hedge Counterparty.

        Section 8.10    Escrow Imbalance.    Seller shall, no later than five (5) Business Days after learning of any material overdraw, deficit or imbalance in any escrow or reserve account relating to a Purchased Asset, correct and eliminate the same by requesting the Underlying Obligor to correct and eliminate the same.

        Section 8.11    Pledge and Security Agreement.    Seller shall not take any direct or indirect action inconsistent with the Pledge and Security Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

        Section 8.12    Entity Classification.

          (a)   Seller will be a disregarded entity of either a domestic partnership or a domestic corporation, in each case for U.S. federal income tax purposes.

          (b)   For all periods before a Substitute Guarantor Event, Guarantor will be a disregarded entity of either a domestic partnership or a domestic corporation, in each case for U.S. federal income tax purposes.

          (c)   At all times after a Substitute Guarantor Event, Substitute Guarantor will continue to qualify as a REIT.

ARTICLE 9

SINGLE-PURPOSE ENTITY

        Section 9.01    Covenants Applicable to Seller.    Seller shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document, (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) with respect to the Mortgage Loan Documents and the Retained Interests, (ii) commitments to make loans which may become Eligible Assets, and (iii) as otherwise permitted under this Agreement, (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Seller's own separate balance sheet) and file its own tax returns (except to the extent consolidation, or treatment of Seller as a disregarded entity for tax purposes, is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (j) not engage in or suffer any change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (k) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (m) not hold itself out to be responsible for the debts or obligations of any other Person, (n) not, without the prior written consent of all of its manager, take any Insolvency Action, (o) the Governing Documents for Seller shall provide (i) that Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of Seller's manager, together with the name and contact information of the replacement manager and (ii) that the manager shall not have any fiduciary duty to anyone including the holders of the Equity Interest in Seller and any Affiliates of Seller except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, the Insolvency Action; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (p) not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms no less favorable than those available to unaffiliated parties in an arm's-length transaction, (q) maintain a sufficient number of employees in light of contemplated business operations, (r) use separate stationery, invoices and checks bearing its own name, and (s) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (t) not pledge its assets to secure the obligations of any other Person, and (u) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

        Section 9.02    Additional Covenants Applicable to Seller.    Seller (i) shall be a Delaware limited liability company, (ii) shall not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action and (iii) shall have either (A) a member which owns no economic interest in the company, has signed the company's limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company. Seller shall have no direct parent other than Guarantor.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

        Section 10.01    Events of Default.    Each of the following events shall be an "Event of Default":

          (a)   Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential within one (1) Business Day of when due, or (iii) any other amount within two (2) Business Days of when due unless Seller did not have knowledge of such required payment, in which case within two (2) Business Days after receipt of notice that such payment is due and owing, in each case under the Repurchase Documents;

          (b)   Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or the Mortgage Loan Documents to which Seller is a party (other than the reporting requirements set forth in Section 8.07(d)), and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.03 and 18.06(a)) such failure continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller provided, however, that in the event such matters are not reasonably susceptible to cure in such period, so long as (i) Seller is diligently attempting to cure the same and (ii) such matters could not be reasonably expected to materially adversely affect the value of any Purchased Asset or collectability of any amounts due with respect to any Purchased Asset, such period shall be extended by the time reasonably necessary to cure such matter, which shall not, in any event, exceed an additional thirty (30) days;

          (c)   any Representation Breach exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller; provided that, the representations and warranties set forth in Section 7.09 and Schedule 1 shall be considered solely to the extent that, Seller shall have made any such representation and warranty with Knowledge that it was incorrect or untrue;

          (d)   either (i) the commencement of any enforcement action by an obligee against Seller or Guarantor with respect to any Indebtedness, Guarantee Obligation or Contractual Obligation, provided that the aggregate amount of the Indebtedness, Guarantee Obligations and/or Contractual Obligations in respect of which such enforcement action is commenced (either individually or in the aggregate) is in excess of $500,000 with respect to Seller, or $5,000,000 with respect to Guarantor, or (ii) if Seller or Guarantor defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $500,000 with respect to Seller, or $15,000,000 with respect to Guarantor, and any such failure in not cured within applicable cure period, if any, provided for under the related agreement;

          (e)   Seller, Guarantor or any Specified Affiliate defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between Seller, Guarantor or any Specified Affiliate and Buyer or any Affiliate of Buyer;

          (f)    an Insolvency Event occurs with respect to Seller, Guarantor or any Specified Affiliate;

          (g)   a Change of Control occurs with respect to Seller, Guarantor or any Specified Affiliate other than Pledgor; provided that, any Change of Control in connection with an initial public offering of securities of either Guarantor or Ares Commercial Real Estate Corporation, a Maryland corporation, shall not be considered an Event of Default upon execution of a new master repurchase and securities contract in form and substance acceptable to Buyer;

          (h)   a final judgment or judgments for the payment of money in excess of $500,000 with respect to Seller, or $5,000,000 with respect to Guarantor in the aggregate is entered against Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within ten (10) Business Days from the date of entry thereof;

          (i)    a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, or

  (iv) remove, limit or restrict the approval of Seller of the foregoing as an issuer, buyer or a seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

          (j)    Seller, Guarantor or any Specified Affiliate admits that it is not Solvent or is generally not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

          (k)   any material provision of the Repurchase Documents, any material right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any other Person, in each case directly, indirectly, in whole or in part;

          (l)    Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral;

          (m)  Seller, Guarantor or any Specified Affiliate is required to register as an "investment company" (as defined in the Investment Company Act);

          (n)   Seller engages in any conduct or action where Buyer's prior consent is required by any Repurchase Document and Seller fails to obtain such consent;

          (o)   Seller, Interim Servicer or any other Affiliate of Seller fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within two (2) Business Days of when due;

          (p)   Guarantor's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a "going concern" or a reference of similar import, other than a qualification or limitation expressly related to Buyer's rights in the Purchased Assets;

          (q)   any termination event or event of default (however defined) shall have occurred with respect to Seller under any Interest Rate Protection Agreement or Guarantor breaches any of the obligations, terms or conditions set forth in the Guarantee Agreement; or

          (r)   any Material Modification is made to any Purchased Asset or any Mortgage Loan Document without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

        Section 10.02    Remedies of Buyer as Owner of the Purchased Assets.    If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f) ), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the "Accelerated Repurchase Date"). If Buyer exercises or is deemed to have exercised the foregoing option:

          (a)   All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

          (b)   All amounts in the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

          (c)   Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Mortgage Loan

  Documents, Senior Interest Documents and all other instruments, certificates and documents then held by Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or Interim Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

          (d)   Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an "as-is where is" basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Current Mark-to-Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.

          (e)   The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one (1) Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall give to Seller no less than ten (10) Business Days notice in advance of such a sale. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.

          (f)    Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default, but specifically excluding any punitive damages.

          (g)   Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

          (h)   Seller hereby appoints Buyer as attorney-in-fact of Seller, effective only during the continuance of an Event of Default, for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

          (i)    Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

          (j)    All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

        Section 11.01    Grant.    Buyer and Seller intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer's rights with respect to the Purchased Assets and under the Repurchase Documents in the event that any Governmental Authority recharacterizes the Transactions as other than sales, and as security for Seller's performance of the Repurchase Obligations, Seller hereby grants to Buyer a Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, (iii) all of the "Pledged Collateral", as such term is defined in the Pledge and Security Agreement, and (iv) the Waterfall Account, all amounts at any time on deposit therein and all Proceeds (as defined in the UCC) thereof, and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).

        Section 11.02    Effect of Grant.    If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller or between any Affiliated Hedge Counterparty and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer's right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Mortgage Loan Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer and all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest subject only to Liens arising by operation of applicable law. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer's Lien or transferred to Seller until the Repurchase Obligations (other than contingent indemnification obligations) are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

        Section 11.03    Seller to Remain Liable.    Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, or any Interest Rate Protection Agreement whether or not Buyer exercises any right with respect thereto. Other than with respect to any Purchased Asset as to which Buyer has (i) actually assumed servicing, (ii) has terminated Seller's rights as Servicer and no replacement Servicer has been appointed and commenced servicing pursuant to a Servicing Agreement, or (iii) otherwise taken and/or sold or liquidated in conjunction with the exercise of remedies pursuant to Section 10.02(d), Seller shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and Mortgage Loan Documents to perform all of Seller's duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

        Section 11.04    Waiver of Certain Laws.    Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

        Section 12.01    Market Disruption.    If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

        Section 12.02    Illegality.    If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Facility Termination Date shall be deemed to have occurred, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred; provided, however, that Buyer shall not treat Seller differently than other similarly situated customers for purposes of this Section 12.02.

        Section 12.03    Breakfunding.    Seller shall indemnify Buyer and hold Buyer harmless from any actual loss, cost or expense (including reasonable legal fees and expenses but specifically excluding any consequential or punitive damages and excluding any loss of expected related profits) which Buyer may sustain or incur arising from (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.05, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.05 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (in the event that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Pricing Period.

        Section 12.04    Increased Costs.    If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement (a) shall subject Buyer to any Tax of any kind whatsoever with respect to the Repurchase Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for (x) Taxes in respect of which Additional Amounts are required to be paid pursuant to Section 12.06(a) or Section 12.06(c) and (y) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto), (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) shall impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days' prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable; provided, however, that Buyer shall not treat Seller differently than other similarly situated customers in requiring the payment of such amount or amounts.

        Section 12.05    Capital Adequacy.    If Buyer determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then, in any such case, upon not less than thirty (30) days' prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such reduction; provided, however, that Buyer shall not treat Seller differently than other similarly situated customers in requiring the payment of such amount or amounts.

        Section 12.06    Withholding Taxes.

          (a)   All payments made by or on behalf of Seller to Buyer or any other Indemnified Person under the Repurchase Documents and by Underlying Obligors with respect to the Purchased Assets shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities

  (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon (collectively, "Taxes"), except as required by law. If any Taxes are required by law to be deducted or withheld from or in respect of any amounts payable to Buyer and/or any other Indemnified Person (including, for purposes of this Section 12.06(a) and Section 12.06(c), any assignee, participant, or successor), then Seller shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; and (c) pay to Buyer or such other Indemnified Person such additional amounts (the "Additional Amount") as may be necessary so that every net payment received under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase and any penalties) is not less than the amount that would have been paid absent such deduction or withholding. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to (i) net income or franchise Taxes imposed on Buyer and/or any other Indemnified Person, with respect to payments required to be made by Seller under the Repurchase Documents, by a taxing jurisdiction in which Buyer or such other Indemnified Person is organized or has a present or former connection, unless such connection arises as a result of such Person having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Repurchase Documents; (ii) U.S. withholding Taxes imposed on amounts payable to or for the account of Buyer or another Indemnified Person pursuant to a law in effect on the date on which such Buyer or other Indemnified Person becomes a party hereto, except to the extent that, pursuant to this Section 12.06, amounts with respect to such Taxes were payable to such Buyer's or such other Indemnified Person's assignor, as applicable, immediately before Buyer or such other Indemnified Person became a party hereto or (iii) any U.S. federal withholding Tax imposed pursuant to Section 1471, Section 1472, Section 1473, or Section 1474 of the Code, each as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations or administrative guidance promulgated thereunder ("FATCA") (clause (i) through (iii) collectively, "Excluded Taxes"). Promptly after Seller pays any Taxes referred to in this Section 12.06, Seller will send Buyer or the applicable other Indemnified Person evidence of such payment reasonably satisfactory to such Person.

          (b)   In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) that arise from any payment made under or in respect of this Agreement or any other Repurchase Document, or from the execution, delivery or registration of, any performance, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Repurchase Document ("Other Taxes").

          (c)   Seller agrees to indemnify Buyer, and each other Indemnified Person for the full amount of Taxes (other than Excluded Taxes) and Other Taxes that are payable by such Person in respect of payments made under or in respect of this Agreement and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto.

          (d)   If a Person acquires any of the rights and obligations of Buyer as an Eligible Assignee under this Agreement, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a "Non-U.S. Person"), such Non-U.S. Person shall, if it is legally able to do so, deliver to Seller on or before the date on which such Person becomes a party to this Agreement and, promptly upon the expiration of any previously delivered form, two duly completed and executed copies of, as applicable, IRS Form W-8BEN, IRS Form W-8IMY (together with appropriate attachments), or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. If the Non U.S. Person is eligible for and wishes to claim exemption from US. Federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest," such Person shall deliver both the Form W 8BEN and a statement certifying that such Person is not a bank, a "10 percent shareholder" or a "controlled foreign corporation" within the meaning of Section 881(c)(3) of the Code. If a Person acquires any of the rights and obligations of Buyer as an Eligible Assignee under this Agreement, and such Person is not a Non-U.S. Person, such Person shall, if it is legally able to do so, deliver to Seller on or before the date on which such Person becomes a party to this Agreement and promptly upon the expiration of any previously delivered form two duly completed and executed copies of IRS Form W-9 establishing an exemption from U.S. federal backup withholding. If any previously delivered form or statement becomes inaccurate with respect to the Person that delivered it, the Person shall promptly notify Seller of this fact.

          (e)   If a payment made to Buyer or any other Indemnified Person hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer or such Indemnified Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer or such Indemnified Person shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer or such Indemnified Person, as applicable, has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 12.06(e), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

          (f)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will Buyer or any other Indemnified Person be required to pay any amount pursuant to this paragraph if such payment would place it in a less favorable net after-Tax position than it would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require Buyer or any other Indemnified Person to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Person.

          (g)   Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 12.06 shall survive the termination of this Agreement. Nothing contained in this Section 12.06 shall require Buyer or any other Indemnified Person to make available any of its tax returns or other information that it deems to be confidential or proprietary.

        Section 12.07    Payment and Survival of Obligations.    Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. The obligations of

Seller under this Article 12 shall apply to Eligible Assignees and Participants and survive the termination of the Repurchase Documents and the indefeasible payment in full of the Repurchase Obligations.

        Section 12.08    Early Repurchase Option.    If any of the events described in Sections 12.04 or 12.05 result in Buyer's request for additional amounts, then Seller shall have the option to notify Buyer in writing at any time of its intent to terminate all of the Transactions and repurchase all of the Purchased Assets no later than ten (10) Business Days after such notice is given to Buyer, and such repurchase by Seller shall be conducted pursuant to and in accordance with Section 3.04. The election by Seller to terminate the Transactions in accordance with this Section 12.08 shall not relieve Seller for liability with respect to any additional amounts actually incurred by Buyer prior to the actual repurchase of the Purchased Assets, except that, notwithstanding anything to the contrary contained herein or in any other Transaction Document, there shall be no Exit Fee, prepayment fee, premium or other similar payment due in connection therewith.

ARTICLE 13

INDEMNITY AND EXPENSES

        Section 13.01    Indemnity.

          (a)   Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an "Indemnified Person" and collectively the "Indemnified Persons"), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, reasonable costs, reasonable expenses (including reasonable legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the "Indemnified Amounts") in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Mortgage Loan Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Underlying Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Mortgage Loan Document or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Mortgage Loan Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Underlying Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Underlying Mortgaged Property, (x) any taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, Mortgage Loan Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Underlying Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto,

  (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any property or Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Underlying Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Underlying Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Underlying Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Underlying Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Underlying Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Mortgage Loan Document relating to environmental matters in any way, or (xiii) Seller's conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person's gross negligence or willful misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. Notwithstanding the foregoing, Seller shall have no liability to any Indemnified Person under clauses (v), (vi), (viii) or (xii) of this Section 13.01 for any claims arising as a result of activities or events which occur at any time more than six (6) months after Buyer (or one of its Affiliates) takes title to the related Underlying Mortgaged Property. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from a non-Tax claim.

          (b)   If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

          (c)   An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this

  Section 13.01 shall apply to Eligible Assignees and Participants and survive the termination of this Agreement.

        Section 13.02    Expenses.    Seller shall promptly on demand pay to or as directed by Buyer all reasonable third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets, and (e) the internally allocated costs of Buyer of any Appraisal ordered in connection with an Asset proposed for purchase under Section 3.01 but subsequently rejected by Buyer for any reason.

ARTICLE 14

INTENT

        Section 14.01    The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a "securities contract" as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed "margin payments" or "settlement payments," as defined in Section 101 of the Bankruptcy Code, (b) for the grant of a security interest set forth in Article 11 to also be a "securities contract" as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a "repurchase agreement" as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a "financial institution," "financial participant" or other entity listed in Section 555, 559 or 362(b)(6) of the Bankruptcy Code) shall be entitled to the "safe harbor" benefits and protections afforded under the Bankruptcy Code with respect to a "repurchase agreement" and a "securities contract," including (x) the rights, set forth in Article 10 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Section 362(b)(6) of the Bankruptcy Code.

        Section 14.02    The Parties acknowledge and agree that (a) Buyer's right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Section 555, 559 and 561 of the Bankruptcy Code.

        Section 14.03    The Parties acknowledge and agree that if a Party is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

        Section 14.04    The Parties acknowledge and agree that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation," respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

        Section 14.05    The Parties expressly represent, warrant, acknowledge and agree that this Agreement constitutes a "master netting agreement" as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

        The Parties acknowledge that they have been advised and understand that:

          (a)   in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

          (b)   in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

          (c)   in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

          (d)   in the case of Transactions in which one of the Parties is an "insured depository institution" as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

        Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

          (a)   It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

          (b)   It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

          (c)   It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

          (d)   It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

          (e)   It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

          (f)    No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

        This Article 17 shall apply to all Purchased Assets.

        Section 17.01    Servicing Rights.    Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided, however, that if any other Person other than Buyer is to act as Interim Servicer at any time prior to a Default or Event of Default, Seller may select a successor servicer to Buyer, so long as such successor servicer is reasonably acceptable to Buyer, and such Person shall have only such servicing obligations with respect to such Purchased Assets as are designated by Buyer. Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:

          (a)   Interim Servicer shall service the Purchased Assets on behalf of Buyer in accordance with Accepted Servicing Practices. So long as Interim Servicer is an Affiliate of Seller, Interim Servicer shall service using its customary servicing platform and procedures, subject to the terms of the Servicing Agreement and the related cash management agreement, each of which shall be mutually acceptable to Buyer, Seller and Interim Servicer.

          (b)   Contemporaneously with the execution of the Repurchase Agreement on the Closing Date, Buyer will enter into, and cause Interim Servicer to enter into, the Servicing Agreement and Seller will enter into, the Servicing Agreement. The Servicing Agreement shall automatically terminate on the last day of the first full calendar month following the Closing Date, unless terminated sooner pursuant to Section 17.04. To the extent Buyer desires to renew the appointment of Interim Servicer, in connection with its delivery of a statement of Price Differential due on the following Remittance Date, Buyer shall deliver notice to Seller and Interim Servicer of its intent to renew the appointment of Interim Servicer for an additional thirty-day period, provided, if Buyer fails to deliver such notice, Seller shall have the right to request that Buyer deliver such notice on or before the Remittance Date. In the event Buyer fails to renew Interim Servicer's appointment as Interim Servicer, Buyer shall appoint a successor servicer (which successor servicer shall be Wells Fargo Bank, N.A. or such other successor to whom, so long as no default or Event of Default has occurred and is continuing, Seller has provided its consent, such consent not to be unreasonably withheld, conditioned or delayed). Any such successor servicer shall be entitled to fees and other servicing compensation as agreed by such successor servicer, Buyer and, so long as no default or Event of Default has occurred and is continuing, Seller. During such time as the appointment of Interim Servicer has expired and prior to the appointment of any successor servicer, Interim Servicer shall continue to service the Purchased Assets in accordance with the terms of the Servicing Agreement and shall cooperate with the transition of servicing to the successor servicer.

          (c)   Seller shall provide all information regarding Interim Servicer requested by Buyer and otherwise cooperate in connection with Buyer's due diligence regarding Interim Servicer, which due diligence with respect to information provided prior to the Closing Date shall be completed by

  Buyer on or before the Closing Date. Seller shall cause Interim Servicer to comply with all of Interim Servicer's obligations under the Servicing Agreement. Neither Seller nor Interim Servicer may assign its rights or obligations under the Servicing Agreement without the prior written consent of Buyer.

          (d)   The Servicing Agreement shall grant Seller the right, so long as no Default or Event of Default has occurred and is continuing, to direct Interim Servicer with respect to modifications, waivers, consents and other actions related to the Purchased Assets; provided, however, that Seller shall not and shall not direct Interim Servicer to (i) make any Material Modification without the prior written consent of Buyer (such consent to be given or withheld in Buyer's commercially reasonable discretion), or (ii) take any action which would result in a violation of the obligations of any Person under the Servicing Agreement, the Repurchase Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as Interim Servicer with respect to the Purchased Assets, subject to an interim revocable option from Buyer in favor of Seller to direct Interim Servicer, so long as no Default or Event of Default has occurred and is continuing; provided, however, that Seller cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer, such consent to be given or withheld by Buyers. Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

          (e)   The servicing fee payable to Interim Servicer shall be payable as a servicing fee in accordance with the Repurchase Agreement and the Servicing Agreement, including without limitation pursuant to priority first of Section 5.02 of the Repurchase Agreement or priority first of Section 5.03 of the Repurchase Agreement, as applicable. Seller shall be solely responsible for the payment, from Seller's own funds, of all fees and expenses of the Interim Servicer, which shall not be payable as a servicing fee by Interim Servicer or otherwise under the Repurchase Agreement or the Servicing Agreement.

        Section 17.02    Accounts Related to Purchased Assets.    All accounts directly related to the Purchased Assets shall be maintained at Wells Fargo Bank, N.A. acceptable to Buyer, and Seller shall cause the Underlying Obligor to enter into the contractual arrangements with Buyer and Seller that are necessary in order to create a perfected security interest in favor of Buyer in all such accounts, including, without limitation, an Account Control Agreement in form and substance reasonably acceptable to Buyer.

        Section 17.03    Servicing Reports.    Seller shall deliver to deliver to Buyer and Custodian a monthly remittance report on or before the third Business Day immediately prior to each Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

        Section 17.04    Event of Default.    If an Event of Default or an Interim Servicer Event of Default exists, Buyer shall have the right at any time thereafter to terminate the Servicing Agreement and transfer the Servicing of the Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee in such event.

 ARTICLE 18

MISCELLANEOUS

        Section 18.01    Governing Law.    This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

        Section 18.02    Submission to Jurisdiction; Service of Process.    Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, or in any court with jurisdiction that is located in Delaware, California or the state where the related Underlying Mortgaged Property is located, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

        Section 18.03    IMPORTANT WAIVERS.

          (a)   SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

          (b)   TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          (c)   TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE

  WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION AND BOTH SELLER AND BUYER WAIVE ANY RIGHTS THEY MAY HAVE TO RECOVER PUNITIVE DAMAGES AGAINST THE OTHER IN ANY SUCH PROCEEDING. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

          (d)   EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

          (e)   EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

          (f)    THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (g)   THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

        Section 18.04    Integration.    The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

        Section 18.05    Single Agreement.    Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

        Section 18.06    Use of Employee Plan Assets.    No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

        Section 18.07    Survival and Benefit of Seller's Agreements.    The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller's representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

        Section 18.08    Assignments and Participations.

          (a)   Seller shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void. Buyer may at any time, without the consent of or notice to Seller, sell participations to any Person (other than a natural person or Seller or Guarantor) (a "Participant") in all or any portion of Buyer's rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer's obligations and Seller's rights and obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer's rights and obligations under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(e) ; so long as such Participant agrees to be subject to Section 12.06 as if it were an Eligible Assignee. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

          (b)   Buyer may at any time, without consent of Seller or Guarantor but upon notice to Seller, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents and, so long as no Default or Event of Default has occurred and is continuing, Buyer shall act as agent for the Eligible Assignee. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an "Assignment and Acceptance"). From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, if such Assignment and Acceptance is executed after an Event of Default, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer's obligations under this Agreement, Buyer shall cease to be a Party hereto), provided that (A) at all times prior to an Event of Default, Buyer shall remain solely responsible to Seller for the performance of such obligations and (B) Buyer shall remain solely responsible for all claims which are based on events which occurred prior to the date of such Assignment and Acceptance, (iii) at all times prior to an Event of Default, Seller shall continue to deal solely and directly with Buyer in connection with Buyer's rights and obligations under the Repurchase Documents, (iv) the obligations of Buyer shall be deemed to be so reduced, and (v) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b). Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, Buyer shall not assign, syndicate and/or participate any of its rights to any competitor of Seller described on the attached Exhibit I hereto.

          (c)   Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

          (d)   Buyer shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Repurchase Documents to any Eligible Assignee.

          (e)   Seller shall maintain a register (the "Register") on which it will record the name and address of the Buyer and each assignee of any of its rights hereunder, and the Repurchase Price (and Price Differential) owing to each such Person pursuant to the terms of this Agreement and the other Repurchase Documents. Assignment by Buyer or any of Buyer's assignees of its rights hereunder may be effected only if a corresponding entry is made in the Register pursuant to this Section 18.08(f). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Buyer and any assignee of Buyer's rights hereunder at any reasonable time and from time to time upon reasonable prior notice.

          (f)    If Buyer sells a participation of its rights hereunder, it shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register (the "Participant Register") on which it will record the name and address of each participant and the Repurchase Price (and Price Differential) of each participant's interest in such rights. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement. Buyer shall not have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that the Transactions are maintained "in registered form" within the meaning of Treasury regulations section 5f.103-1(c).

        Section 18.09    Ownership and Hypothecation of Purchased Assets.    Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine, so long as Buyer provide Seller with advance notice of them; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

        Section 18.10    Confidentiality.    All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant, Eligible Assignee or Hedge Counterparty which agrees to comply with this Section 18.10, and (g) in connection with a private or public offering of a REIT or a public market transaction of Guarantor, but only to the extent such disclosure is legally required pursuant to an applicable Requirement of Law; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

        Section 18.11    No Implied Waivers.    No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer's rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

        Section 18.12    Notices and Other Communications.    Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex I or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if delivered prior to 4:00 PM recipient local time on a Business Day, and otherwise on the next succeeding Business Day. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

        Section 18.13    Counterparts; Electronic Transmission.    Any Repurchase Document may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties

        Section 18.14    No Personal Liability.    No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller and Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents.

        Section 18.15    Protection of Buyer's Interests in the Purchased Assets; Further Assurances.

          (a)   Seller shall cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

          (b)   Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer's rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

          (c)   If Seller fails to perform any of its Repurchase Obligations, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer's Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP. Buyer shall endeavor to give Seller notice prior to commencing any action under this Section 18.15(c), but the failure to do so shall have no adverse effect of any kind on Buyer.

          (d)   Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the opinion delivered pursuant to

  Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

          (e)   Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer's failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

          (f)    At Buyer's election (at Buyer's sole cost and expense) and at any time during the term of this Agreement, Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer's ownership interest in the related Purchased Assets.

        Section 18.16    Default Rate.    To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations (other than payments of Price Differential calculated at the Default Rate) not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

        Section 18.17    Set-off.    In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller and to set-off against any Repurchase Obligations or Indebtedness owed by Seller and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of Seller, without prejudice to Buyer's right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, any such notice being expressly waived by Seller to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Seller under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer's rights to recover a deficiency. Seller shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by Seller under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

        Buyer or any Indemnified Person shall promptly notify Seller after any such set-off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set-off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

        Section 18.18    Seller's Waiver of Setoff.    Seller hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

        Section 18.19    Power of Attorney.    Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets without Seller's signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller's agent and attorney in fact to execute any such financing statement or statements in Seller's name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and at all times after the occurrence of a Default or an Event of Default to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer's consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19.

        Section 18.20    Periodic Due Diligence Review.    Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Seller, Guarantor, Interim Servicer and Manager, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller, Guarantor, Interim Servicer and Manager, the Mortgage Loan Documents and the Servicing Files, except that such rights shall not apply with respect to assets other than the Purchased Assets. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Interim Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Underlying Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do

so. Seller shall reimburse Buyer for all actual, out-of-pocket, third-party costs and expenses incurred in connection with the activities described in this Section 18.20, subject to an annual, calendar year dollar cap of $30,000.

        Section 18.21    Time of the Essence.    Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

        Section 18.22    Patriot Act Notice.    Buyer hereby notifies Seller that Buyer is required by the Patriot Act to obtain, verify and record information that identifies Seller.

        Section 18.23    Successors and Assigns.    Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

        Section 18.24    Acknowledgement of Anti-Predatory Lending Policies.    Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:
ACRC LENDER W LLC, a Delaware limited liability company
By:	/s/ Timothy B. Smith
	Name:	Timothy B. Smith
	Title:	Vice President
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association
By:	/s/ John Nelson
	Name:	John Nelson
	Title:	Managing Director

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  Exhibit 10.18
TABLE OF CONTENTS
ARTICLE 1 APPLICABILITY
ARTICLE 2 DEFINITIONS AND INTERPRETATION
ARTICLE 3 THE TRANSACTIONS
ARTICLE 4 MARGIN MAINTENANCE
ARTICLE 5 APPLICATION OF INCOME
ARTICLE 6 CONDITIONS PRECEDENT
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE 8 COVENANTS OF SELLER
ARTICLE 9 SINGLE-PURPOSE ENTITY
ARTICLE 10 EVENTS OF DEFAULT AND REMEDIES
ARTICLE 11 SECURITY INTEREST
ARTICLE 12 INCREASED COSTS; CAPITAL ADEQUACY
ARTICLE 13 INDEMNITY AND EXPENSES
ARTICLE 14 INTENT
ARTICLE 15 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
ARTICLE 16 NO RELIANCE
ARTICLE 17 SERVICING
ARTICLE 18 MISCELLANEOUS